As filed with the Securities and Exchange Commission on June 27, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

Under

The Securities Act of 1933

EVEREST RE GROUP, LTD.

(Exact Name of Registrant as Specified in Its Charter)

Bermuda	98-0365432
(State of Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)
c/o ABG Financial & Management Services Inc.	Stephen L. Limauro Everest Global Services, Inc.
Parker House	477 Martinsville Road
Wildey Business Park, Wildey Road	P.O. Box 830
St. Michael, Barbados	Liberty Corner, New Jersey 07938-0830
(246) 228-7398	(908) 604-3000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)	(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

EVEREST REINSURANCE HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	22-3263609
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

477 Martinsville Road P.O. Box 830 Liberty Corner, New Jersey 07938-0830 (908) 604-3000	Stephen L. Limauro 477 Martinsville Road P.O. Box 830 Liberty Corner, New Jersey 07938-0830 (908) 604-3000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)	(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

EVEREST RE CAPITAL TRUST II

EVEREST RE CAPITAL TRUST III

(Exact Names of Registrants as Specified in Their Charters)

Delaware	83-6054671 83-6054672
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)
c/o Everest Reinsurance Holdings, Inc.	Stephen L. Limauro
477 Martinsville Road	477 Martinsville Road
P.O. Box 830	P.O. Box 830
Liberty Corner, New Jersey 07938-0830	Liberty Corner, New Jersey 07938-0830
(908) 604-3000	(908) 604-3000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)	(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:
Richard Warren Shepro, Esq.	Joseph A. Gervasi
Carol S. Rivers, Esq.	Everest Reinsurance Holdings, Inc
Mayer, Brown & Platt	477 Martinsville Road
190 South LaSalle Street	P.O. Box 830
Chicago, Illinois 60603-3441	Liberty Corner, New Jersey 07938-0830
(312) 782-0600	(908) 604-3000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

Title of Each Class of Securities to be Registered (1)	Amount to be Registered(1)(2)	Proposed maximum aggregate offering price(2)(3)	Amount of registration fee
Everest Re Group, Ltd. Common Shares (4)

Everest Re Group, Ltd. Preferred Shares (5)

Everest Re Group, Ltd. Debt Securities

Everest Reinsurance Holdings, Inc. Debt Securities

Everest Re Group, Ltd. Warrants

Everest Reinsurance Holdings, Inc. Warrants

Share Purchase Contracts

Share Purchase Units (6)

Everest Re Capital Trust II Preferred Securities

Everest Re Capital Trust III Preferred Securities

Guarantee of Everest Reinsurance Holdings, Inc. Debt Securities (7)

Guarantees of Preferred Securities of Everest Re Capital Trust II and Everest Re Capital Trust III (7)

Total	$975,000,000	$975,000,000	$78,878

(1)	These offered securities may be sold separately, together or as units with other offered securities and include an indeterminate number or amount of common shares, preferred shares, debt securities, warrants, share purchase contracts and share purchase units of Everest Re Group, Ltd., debt securities and warrants of Everest Reinsurance Holdings, Inc. and preferred securities of Everest Re Capital Trust II and Everest Re Capital Trust III as may from time to time be issued at indeterminate prices in U.S. Dollars.
(2)	In no event will the aggregate maximum offering price of all securities issued pursuant to this Registration Statement exceed $975,000,000, or if any debt securities are issued with original issue discount, such greater amount as shall result in an aggregate offering price of $975,000,000.
(3)	Estimated solely for the purpose of calculating the registration fee, which is calculated in accordance with Rule 457(o) of the rules and regulations under the Securities Act of 1933. Rule 457(o) permits the registration fee to be calculated on the basis of the maximum offering price of all the securities listed. The table does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit or proposed maximum aggregate offering price. Unless otherwise indicated in an amendment to this filing, no separate consideration will be received for common shares, preferred shares or debt securities that are issued by Everest Re Group, Ltd. or Everest Reinsurance Holdings, Inc. upon conversion, exchange or exercise of securities registered under this registration statement.
(4)	Also includes such presently indeterminate number of common shares as may be issued by Everest Re Group, Ltd. (a) upon conversion of or exchange for any debt securities or preferred shares that provide for conversion or exchange into common shares, (b) upon exercise of warrants to purchase common shares or (c) pursuant to share purchase contracts.
(5)	Also includes such presently indeterminate number of preferred shares as may be issued by Everest Re Group, Ltd. (a) upon conversion of or exchange for any debt securities that provide for conversion or exchange into preferred shares, (b) upon exercise of warrants to purchase preferred shares or (c) pursuant to share purchase contracts.
(6)	Each share purchase unit consists of (a) a share purchase contract under which the holder, upon settlement, will purchase or sell an indeterminate number of common shares or preferred shares and (b) common shares, preferred shares, debt securities, trust preferred securities, other share purchase contracts or debt obligations of third parties securing the holder’s obligation to purchase or sell the securities subject to the share purchase contract. No separate consideration will be received for the share purchase contract or the related pledged securities.
(7)	The guarantees include the rights of holders of the preferred securities under the guarantees of Everest Re Group, Ltd. and Everest Reinsurance Holdings, Inc., the debt securities guarantee of Everest Re Group, Ltd., the obligations of Everest Reinsurance Holdings, Inc. under a junior subordinated indenture, any supplemental indentures thereto, under the trust agreement, as amended, and under the expense agreement to be responsible for specified costs, expenses, debt and liabilities of Everest Re Capital Trust II and Everest Re Capital Trust III, all as described in this Registration Statement. No separate consideration will be received for any of these guarantees.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 27, 2003.

PRELIMINARY PROSPECTUS

$975,000,000

EVEREST RE GROUP, LTD.

Common Shares, Preferred Shares, Debt Securities,

Warrants to Purchase Common or Preferred Shares or Debt Securities,

Share Purchase Contracts and Share Purchase Units

EVEREST REINSURANCE HOLDINGS, INC.

Debt Securities and Warrants to Purchase Debt Securities

EVEREST RE CAPITAL TRUST II

EVEREST RE CAPITAL TRUST III

Preferred Securities

We may offer and sell from time to time securities in one or more offerings up to a total dollar amount of $975,000,000. This prospectus provides you with a general description of the securities we may offer.

Everest Group may offer and sell the following securities:

•	common shares;

•	preferred shares;

•	senior or subordinated debt securities, which may be convertible into common or preferred shares;

•	warrants to purchase common shares, preferred shares or debt securities; and

•	share purchase contracts and share purchase units.

Everest Holdings may offer and sell senior or subordinated debt securities, which may be convertible into Everest Group common or preferred shares and which may be guaranteed by Everest Group, and warrants to purchase debt securities.

Each Everest Capital Trust may offer and sell preferred securities, which will be guaranteed by Everest Holdings and which may be guaranteed by Everest Group.

Each time that securities are sold using this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering. The supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any supplement carefully before you invest.

The securities will be offered through underwriters, dealers or agents or directly to investors. The supplements to this prospectus will provide the specific terms of the plan of distribution.

The securities offered by this prospectus involve a high degree of risk. See “Risk Factors” beginning on page 4 for a discussion of certain factors that you should consider before buying the securities.

Everest Group’s common shares are listed on the New York Stock Exchange under the ticker symbol “RE.” The closing price of the common shares, as reported on the New York Stock Exchange Composite Tape on June 26, 2003, was $76.99 per share. If we decide to list any other of these securities on a national securities exchange upon issuance, the applicable supplement to this prospectus will identify the exchange and the date when we expect trading to begin.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June     , 2003.

i

ABOUT THIS PROSPECTUS

You should rely only on the information contained or incorporated by reference in this prospectus. “Incorporated by reference” means that we can disclose important information to you by referring you to another document filed separately with the SEC. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making, nor will we make, an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any supplement to this prospectus is current only as of the dates on their covers. Our business, financial condition, results of operations and prospects may have changed since that date.

Unless the context otherwise requires, references in this prospectus to “we,” “us” and “our” refer to Everest Re Group, Ltd. and its subsidiaries, collectively. References to “Everest Group” refer to Everest Re Group, Ltd. References to “Everest Holdings” refer to Everest Reinsurance Holdings, Inc., our Delaware holding company subsidiary. References to the “Everest Capital Trusts” refer collectively to Everest Re Capital Trust II and Everest Re Capital Trust III, each a Delaware statutory trust. References to the “common shares” refer to Everest Group’s common shares, par value $.01 per share. References to “$” are to United States currency, and the terms “United States” and “U.S.” mean the United States of America, its states, its territories, its possessions and all areas subject to its jurisdiction.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus may contain forward-looking statements within the meaning of the U.S. federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the federal securities laws. In some cases, you can identify these statements by our use of forward-looking words such as “may,” “will,” “should,” “anticipate,” “estimate,” “expect,” “plan,” “believe,” “predict,” “potential” and “intend.” You should be aware that these statements and any other forward-looking statements in these documents only reflect our expectations and are not guarantees of performance. These statements involve risks, uncertainties and assumptions. Actual events or results may differ materially from our expectations. Important factors that could cause our actual results to be materially different from our expectations include those discussed under the caption “Risk Factors” beginning on page 4. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

CERTAIN PERSONS PARTICIPATING IN THE OFFERING MADE HEREBY MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE SECURITIES, INCLUDING OVER-ALLOTMENT, STABILIZING AND SHORT-COVERING TRANSACTIONS IN THE SECURITIES AND THE IMPOSITION OF A PENALTY BID, IN CONNECTION WITH THE OFFERING MADE HEREBY.

EVEREST RE GROUP, LTD.

Our principal business, conducted through our operating subsidiaries, is the underwriting of reinsurance and insurance in the United States, Bermuda and international markets. Reinsurance is a form of insurance purchased by an insurance company to indemnify it for all or part of the loss that it may sustain under insurance contracts it has written. Insurance companies purchasing reinsurance are often referred to as ceding companies or reinsureds.

We underwrite reinsurance both through brokers and directly with ceding companies, giving us the flexibility to pursue business regardless of the ceding company’s preferred reinsurance purchasing method. All of our insurance company subsidiaries, except Mt. McKinley Insurance Company, Everest International Reinsurance, Ltd. and Everest Insurance Company of Canada, are rated A+ (“Superior”) by A.M. Best Company, an independent insurance industry rating organization that rates insurance companies on factors of concern to policyholders.

The address of our principal executive offices is c/o ABG Financial & Management Services Inc., Parker House, Wildey Business Park, Wildey Road, St. Michael, Barbados, and our telephone number is (246) 228-7398.

Our significant operating subsidiaries are:

•	Everest Reinsurance Company, a Delaware insurance company, referred to in this prospectus as Everest Re, underwrites property and casualty reinsurance for insurance and reinsurance companies in the United States and international markets.

•	Everest Reinsurance (Bermuda), Ltd., a Bermuda insurance company, referred to in this prospectus as Everest Bermuda, writes property and casualty business and life and annuity business from its offices in Bermuda.

•	Everest National Insurance Company, an Arizona insurance company, referred to in this prospectus as Everest National, writes property and casualty insurance in the United States.

•	Everest Indemnity Insurance Company, a Delaware insurance company, engages in the excess and surplus lines insurance business in the United States. Excess and surplus lines insurance is specialty property and liability coverage that an insurer not licensed to write insurance in a particular state is permitted to provide when the specific specialty coverage is unavailable from licensed insurers.

•	Mt. McKinley Insurance Company, formerly known as Gibraltar Casualty Company, a Delaware insurance company, engaged in the excess and surplus lines insurance business in the United States from 1978 to 1985. In 1985, it ceased writing new and renewal insurance, and now its ongoing operations relate to servicing claims arising from its previously written business.

•	Everest Security Insurance Company, a Georgia insurance company, writes property and casualty insurance primarily in Georgia.

EVEREST REINSURANCE HOLDINGS, INC.

Everest Holdings was established in 1993 in Delaware to serve as the parent holding company of Everest Re. Until October 6, 1995, Everest Holdings was an indirect, wholly-owned subsidiary of The Prudential Insurance Company of America, referred to in this prospectus as The Prudential. On October 6, 1995, The Prudential sold its entire interest in Everest Holdings’ shares of common stock in an initial public offering. Effective February 24, 2000, Everest Holdings completed a restructuring whereby Everest Holdings became the wholly-owned subsidiary of Everest Group, and each outstanding share of common stock of Everest Holdings automatically converted into one common share of Everest Group. Everest Holdings continues to act as the holding company for the subsidiaries of Everest Group in the United States and Canada.

Everest Holdings’ principal executive offices are located at 477 Martinsville Road, P.O. Box 830, Liberty Corner, New Jersey 07938-0830, and its telephone number is (908) 604-3000.

EVEREST RE CAPITAL TRUST II AND EVEREST RE CAPITAL TRUST III

Everest Holdings created the Everest Capital Trusts as Delaware statutory trusts pursuant to their respective trust agreements. Everest Holdings will enter into amended and restated trust agreements, referred to in this prospectus as the trust agreements, for the Everest Capital Trusts, which will state the terms and conditions for each Everest Capital Trust to issue and sell preferred securities and common securities.

Each Everest Capital Trust exists solely to:

•	issue and sell preferred securities, representing undivided beneficial interests in the assets of the trust, to the public;

•	issue and sell its common securities, representing undivided beneficial interests in the assets of the trust, to Everest Holdings;

•	use the proceeds from the sale of its preferred and common securities to purchase a series of Everest Holdings’ junior subordinated debt securities;

•	distribute the cash payments it receives from the junior subordinated notes it owns to the holders of the preferred and common securities; and

•	engage in other activities that are necessary or incidental to these purposes.

Everest Holdings will purchase all of the common securities of each Everest Capital Trust. The common securities will represent an aggregate liquidation amount equal to at least 3% of the trust’s total capitalization. The preferred securities will represent the remaining 97% of the trust’s total capitalization. The common securities will have terms substantially identical to, and will rank equal in priority of payment with, the preferred securities. However, if Everest Holdings defaults on the related junior subordinated debt securities, then cash distributions and liquidation, redemption and other amounts payable on the common securities will be subordinate in priority of payment to these amounts payable on the preferred securities.

The preferred securities will be guaranteed by Everest Holdings and may be guaranteed by Everest Group as described later in this prospectus.

Everest Holdings has appointed five trustees to conduct the business and affairs of each Everest Capital Trust:

•	JPMorgan Chase Bank, as property trustee;

•	Chase Manhattan Bank USA, National Association, as Delaware trustee; and

•	Three officers of Everest Holdings, as regular trustees.

Except under specified limited circumstances, only Everest Holdings can remove or replace the trustees. In addition, Everest Holdings can increase or decrease the number of trustees.

Everest Holdings will pay all fees and expenses related to each Everest Capital Trust and the offering of the preferred securities and will pay all ongoing costs and expenses of each Everest Capital Trust, except each Everest Capital Trust’s obligations under its preferred and common securities.

None of the Everest Capital Trusts have separate financial statements. The statements would not be material to holders of the preferred securities because none of the Everest Capital Trusts will have any independent operations and exist solely for the reasons summarized above. Everest Holdings files consolidated financial information regarding each Everest Capital Trust.

The Everest Capital Trusts’ principal executive offices are located at 477 Martinsville Road, P.O. Box 830, Liberty Corner, New Jersey 07938-0830, and their telephone number is (908) 604-3000.

RISK FACTORS

You should carefully consider the following risk factors regarding us and our securities, in addition to the other information provided in this prospectus, before you purchase any securities. The risks and uncertainties described below are not the only ones we face. There may be additional risks and uncertainties. If any of the following risks actually occur, our business, financial condition or results of operations could be materially and adversely affected and the trading price of our securities could decline significantly.

Our results may fluctuate as a result of factors generally affecting the insurance and reinsurance industry.

The results of companies in the insurance and reinsurance industry historically have been subject to significant fluctuations and uncertainties. Factors that affect the industry in general could also cause our results to fluctuate. The industry’s profitability can be affected significantly by:

•	fluctuations in interest rates, inflationary pressures and other changes in the investment environment, which affect returns on invested capital and may impact the ultimate payout of loss amounts;

•	rising levels of actual costs that are not known by companies at the time they price their products;

•	volatile and unpredictable developments, including weather-related and other natural catastrophes;

•	events like the September 11, 2001 attacks, which affect the insurance and reinsurance markets generally;

•	changes in reserves resulting from different types of claims that may arise and the development of judicial interpretations relating to the scope of insurers’ liability; and

•	the overall level of economic activity and the competitive environment in the industry.

If our loss reserves are inadequate to meet our actual losses, our net income would be reduced or we could incur a loss.

We are required to maintain reserves to cover our estimated ultimate liability of losses and loss adjustment expenses for both reported and unreported claims incurred. These reserves are only estimates of what we think the settlement and administration of claims will cost based on facts and circumstances known to us. Because of the uncertainties that surround estimating loss reserves and loss adjustment expenses, we cannot be certain that ultimate losses will not exceed these estimates of losses and loss adjustment reserves. If our reserves are insufficient to cover our actual losses and loss adjustment expenses, we would have to augment our reserves and incur a charge to our earnings. These charges could be material. The difficulty in estimating our reserves is increased because our loss reserves include reserves for potential asbestos and environmental liabilities. Asbestos and environmental liabilities are especially hard to estimate for many reasons, including the long waiting periods between exposure and manifestation of any bodily injury or property damage, difficulty in identifying the source of the asbestos or environmental contamination, long reporting delays and difficulty in properly allocating liability for the asbestos or environmental damage.

Our inability to assess underwriting risk accurately could reduce our net income.

Our success depends on our ability to assess accurately the risks associated with the businesses on which the risk is retained. If we fail to assess accurately the risks we retain, we may fail to establish appropriate premium rates and our reserves may be inadequate to cover our losses, requiring augmentation of our reserves, which in turn, could reduce our net income.

Decreases in rates for property and casualty reinsurance and insurance could reduce our net income.

We write primarily property and casualty reinsurance and insurance. The property and casualty industry historically has been highly cyclical. Rates for property and casualty reinsurance and insurance are influenced primarily by factors that are outside of our control. Any significant decrease in the rates for property and casualty insurance or reinsurance could reduce our net income.

If rating agencies downgrade their ratings of our insurance company subsidiaries, our future prospects for growth and profitability could be significantly and adversely affected.

Our insurance company subsidiaries, other than Mt. McKinley Insurance Company, Everest International Reinsurance, Ltd. and Everest Insurance Company of Canada, currently hold an “A+ (“Superior”)” financial strength rating from A.M. Best Company. Everest Re, Everest Bermuda and Everest National hold an “AA– (“Very Strong”)” financial strength rating from Standard & Poor’s Ratings Services. Everest Re and Everest Bermuda hold an “Aa3 (“Excellent”)” financial strength rating from Moody’s Investors Service, Inc. Financial strength ratings are used by insurers and reinsurance and insurance intermediaries as an important means of assessing the financial strength and quality of reinsurers. In addition, the rating of a company purchasing reinsurance may be adversely affected by an unfavorable rating or the lack of a rating of its reinsurer. A downgrade or withdrawal of any of these ratings might adversely affect our ability to market our insurance products and would have a significant and adverse effect on our future prospects for growth and profitability.

Our reinsurers may not satisfy their obligations to us.

We are subject to credit risk with respect to our reinsurers because the transfer of risk to a reinsurer does not relieve us of our liability to the insured. In addition, reinsurers may be unwilling to pay us even though they are able to do so. The failure of one or more of our reinsurers to honor their obligations to us in a timely fashion would impact our cash flow and reduce our net income and could cause us to incur a significant loss.

If we are unable to purchase reinsurance and transfer risk to reinsurers, our net income could be reduced or we could incur a loss.

We attempt to limit our risk of loss by purchasing reinsurance to transfer a portion of the risks we assume. The availability and cost of reinsurance is subject to market conditions, which are outside of our control. As a result, we may not be able to successfully purchase reinsurance and transfer risk through reinsurance arrangements. A lack of available reinsurance might adversely affect the marketing of our programs and/or force us to retain all or a part of the risk that cannot be reinsured. If we were required to retain these risks and ultimately pay claims with respect to these risks, our net income could be reduced or we could incur a loss.

Our industry is highly competitive and we may not be able to compete successfully in the future.

Our industry is highly competitive and has experienced significant price competition. We compete in the Bermuda, United States and international markets with domestic and international insurance companies. Some of these competitors have greater financial resources than we do, have been operating for longer than we have and have established long-term and continuing business relationships throughout the industry, which can be a significant competitive advantage. In addition, we expect to face further competition in the future. We may not be able to compete successfully in the future.

We are dependent on our key personnel.

Our success has been, and will continue to be, dependent on our ability to retain the services of our existing key executive officers and to attract and retain additional qualified personnel in the future. The loss of the services of any of our key executive officers or the inability to hire and retain other highly qualified personnel in the future could adversely affect our ability to conduct our business. This dependency is particularly important for our Bermuda operations where, under Bermuda law, non-Bermudians, other than spouses of Bermudians, are not permitted to engage in any gainful occupation in Bermuda without a work permit issued by the Bermuda government. A work permit is only granted or extended if the employer can show that, after proper public advertisement, no Bermudian or spouse of a Bermudian is available who meets the minimum standards for the position. The Bermuda government has announced a policy that places a six-year term limit on individuals with work permits, subject to specified exemptions for persons deemed to be key employees. These restrictions make it difficult to hire and retain highly qualified personnel in Bermuda. If work permits are not obtained or renewed for our key employees in Bermuda, we could lose their services, which could adversely affect our ability to conduct our business.

The value of our investment portfolio and the investment income we receive from that portfolio could decline as a result of market fluctuations and economic conditions.

A significant portion of our investment portfolio consists of fixed income securities and a smaller portion consists of equity securities. Both the fair market value of these assets and the investment income from these assets fluctuate depending on general economic and market conditions. For example, the fair market value of our fixed income securities generally increases or decreases in an inverse relationship with fluctuations in interest rates. The fair market value of our fixed income securities can also decrease as a result of any downturn in the business cycle that causes the credit quality of those securities to deteriorate. The net investment income that we realize from future investments in fixed income securities will generally increase or decrease with interest rates. Interest rate fluctuations also can cause net investment income from investments that carry prepayment risk, such as mortgage-backed and other asset-backed securities, to differ from the income anticipated from those securities at the time we bought them. In addition, if issuers of individual investments are unable to meet their obligations, investment income will be reduced and realized capital losses may arise. Because all of our securities are classified as available for sale, changes in the market value of our securities are reflected in our financial statements. Similar treatment is not available for liabilities. As a result, a decline in the value of the securities in our portfolio could reduce our net income or cause us to incur a loss.

Insurance laws and regulations restrict our ability to operate.

We are subject to extensive regulation under U.S., state and foreign insurance laws. These laws limit the amount of dividends that can be paid to us by our operating subsidiaries, impose restrictions on the amount and type of investments that they can hold, prescribe solvency standards that must be met and maintained by them and require them to maintain reserves. These laws also require disclosure of material intercompany transactions and require prior approval of “extraordinary” transactions. These “extraordinary” transactions include declaring dividends from operating subsidiaries that exceed statutory thresholds. These laws also generally require approval of changes of control. Our failure to comply with these laws could subject us to fines and penalties and restrict us from conducting business. The application of these laws could affect our liquidity and ability to pay dividends, interest and other payments on our securities, as applicable, and could restrict our ability to expand our business operations through acquisitions involving our insurance subsidiaries.

Failure to comply with insurance laws and regulations could have a material adverse effect on our business.

We cannot assure you that we have or can maintain all required licenses and approvals or that our business fully complies with the wide variety of applicable laws and regulations or the relevant authority’s interpretation of the laws and regulations. If we do not have the requisite licenses and approvals or do not comply with applicable regulatory requirements, the insurance regulatory authorities could preclude or temporarily suspend us from carrying on some or all of our activities or monetarily penalize us. These types of actions could have a material adverse effect on our business.

Our holding company structure could prevent us from paying dividends, interest or other payments on our securities.

Everest Group and Everest Holdings are holding companies, each of whose most significant assets consist of the stock of its operating subsidiaries. As a result, each of Everest Group’s and Everest Holdings’ ability to pay dividends, interest or other payments on its securities in the future will depend on the earnings and cash flows of the operating subsidiaries and the ability of the subsidiaries to pay dividends or to advance or repay funds to it. This ability is subject to general economic, financial, competitive, regulatory and other factors beyond our control. Payment of dividends and advances and repayments from some of the operating subsidiaries are regulated by U.S., state and foreign insurance laws and regulatory restrictions, including minimum solvency and liquidity thresholds. Accordingly, the operating subsidiaries may not be able to pay dividends or advance or repay funds to us in the future, which could prevent us from paying dividends, interest or other payments on our securities.

We may experience exchange losses if we do not manage our foreign currency exposure properly.

Our functional currency is the United States dollar. However, we write a portion of our business and receive a portion of our premiums in currencies other than United States dollars. We also maintain a portion of our investment portfolio in investments denominated in currencies other than United States dollars. Consequently, we may experience exchange losses if our foreign currency exposure is not properly managed or otherwise hedged. If we seek to hedge our foreign currency exposure by using forward foreign currency exchange contracts or currency swaps, we will be subject to the risk that the counter parties to those arrangements will fail to perform, or that those arrangements will not precisely offset our exposure.

If U.S. tax law changes, our net income may be reduced.

In the last few years, some members of Congress have expressed concern about U.S. corporations that move their place of incorporation to low-tax jurisdictions. Also, some members of Congress have expressed concern over a competitive advantage that foreign-controlled insurers and reinsurers may have over U.S.-controlled insurers and reinsurers due to the purchase of reinsurance by U.S. insurers from affiliates operating in some foreign jurisdictions, including Bermuda. Legislation has recently been proposed in Congress that would increase the U.S. tax burden on so-called “inverting” companies and increase the U.S. tax burden on related-party reinsurance transactions. We do not know whether this legislation or any similar legislation will ever be enacted into law. If it were enacted, the U.S. tax burden on our Bermuda operations, or on some business ceded from our licensed U.S. insurance subsidiaries to some offshore reinsurers, could be increased. This could reduce our net income.

Everest Group and/or Everest Bermuda may be subject to U.S. corporate income tax, which would reduce our net income.

The income of Everest Bermuda is a significant portion of our worldwide income from operations. We have established guidelines for the conduct of our Bermuda operations that are designed to ensure that Everest Bermuda is not engaged in the conduct of a trade or business in the United States. Based on its compliance with those guidelines, we believe that Everest Bermuda should not be required to pay U.S. corporate income tax, other than withholding tax on U.S. source dividend income. However, if the IRS successfully contended that Everest Bermuda was engaged in a trade or business in the United States, Everest Bermuda would be required to pay U.S. corporate income tax on any income that is subject to the taxing jurisdiction of the United States, and possibly the U.S. branch profits tax. Even if the IRS successfully contended that Everest Bermuda was engaged in a U.S. trade or business, the U.S.-Bermuda tax treaty would preclude the IRS from taxing Everest Bermuda’s income except to the extent that its income were attributable to a permanent establishment maintained by that subsidiary. We do not believe that Everest Bermuda has a permanent establishment in the United States. If the IRS successfully contended that Everest Bermuda did have income attributable to a permanent establishment in the United States, it would be subject to U.S. tax on that income.

We conduct our Barbados operations in a manner designed to minimize our U.S. tax exposure. Based on our compliance with guidelines designed to ensure that we generate only immaterial amounts, if any, of income that is subject to the taxing jurisdiction of the United States, we believe that we should be required to pay only immaterial amounts, if any, of U.S. corporate income tax, other than withholding tax on U.S. source dividend income. However, if the IRS successfully contended that we had material amounts of income that is subject to the taxing jurisdiction of the United States, we would be required to pay U.S. corporate income tax on that income, and possibly the U.S. branch profits tax. Even if the IRS successfully contended that we had material amounts of income that is subject to the taxing jurisdiction of the United States, the U.S.-Barbados tax treaty would preclude the IRS from taxing our income, except to the extent that our income was attributable to a permanent establishment maintained by us in the United States. We do not believe that we have material amounts of income attributable to a permanent establishment in the United States. If the IRS successfully contended, however, that we did have income attributable to a permanent establishment in the United States, we would be subject to U.S. tax on that income.

If Everest Bermuda became subject to U.S. income tax on its income or if we became subject to U.S. income tax on more than immaterial amounts of income, our income could also be subject to the U.S. branch profits tax. In that event, Everest Group and Everest Bermuda would be subject to taxation at a higher combined effective rate than if they were organized as U.S. corporations. The combined effect of the 35% U.S. corporate income tax rate and the 30% branch profits tax rate is a net tax rate of 54.5%. The imposition of these taxes would reduce our net income.

The Organization for Economic Cooperation and Development and the European Union are considering measures that might increase Everest Group’s taxes and reduce our net income.

A number of multinational organizations, including the Organization for Economic Cooperation and Development, also referred to in this prospectus as the OECD, the European Union, the Financial Action Task Force and the Financial Stability Forum, also referred to in this prospectus as FSF, have all recently identified some countries as not participating in adequate information exchange, engaging in harmful tax practices or not maintaining adequate controls to prevent corruption, such as money laundering activities. The OECD has threatened non-member jurisdictions that do not agree to cooperate with the OECD with punitive sanctions by OECD member countries, though specific sanctions have yet to be adopted by OECD member countries. It is as yet unclear as to what these sanctions will be, who will adopt them and when or if they will be imposed. On April 18, 2002, the OECD published a list of “uncooperative tax havens,” which are those jurisdictions from whom the OECD has not received commitments to the OECD’s principles of regulatory and tax transparency and effective exchange of information. The governments of both Bermuda and Barbados have made these commitments. As a result, neither Bermuda nor Barbados was listed as an uncooperative tax haven.

Everest Group and/or Everest Bermuda may become subject to Bermuda tax, which would reduce our net income.

Everest Group and Everest Bermuda currently are not subject to income or capital gains taxes in Bermuda. Both companies have received an assurance from the Bermuda Minister of Finance under The Exempted Undertakings Tax Protection Act 1966 of Bermuda to the effect that if any legislation is enacted in Bermuda that imposes any tax computed on profits or income, or computed on any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance tax, then that tax will not apply to us or to any of our operations or our shares, debentures or other obligations until March 28, 2016. This assurance does not prevent the application of any of those taxes to persons ordinarily resident in Bermuda and does not prevent the imposition of any tax payable in accordance with the provisions of The Land Tax Act of 1967 of Bermuda or otherwise payable in relation to any property leased to Everest Group. There are currently no procedures for extending these assurances. As a result, Everest Group and Everest Bermuda could be subject to taxes in Bermuda after March 28, 2016, which could reduce our net income.

Everest Group may become subject to Barbados tax, which would reduce our net income.

Everest Group has obtained an international business company license under the Barbados International Business Companies Act, 1991-24. Based on this license, Everest Group is entitled to special tax benefits, including a preferred rate of tax on profits and gains and an exemption from withholding tax in respect of any dividends, interest, royalties, fees or management fees deemed to be paid to another international business company or to a person not resident in Barbados. Everest Group also has obtained from the Ministry of Economic Development a fifteen year guarantee in accordance with Section 27 of the International Business Companies Act with regards to its continued eligibility for this preferred status. This guarantee is applicable until 2014 and is subject to negative resolution, which means that this guarantee can be revoked at any time. In addition, there are currently no procedures for extending this guarantee. As a result, Everest Group could be ineligible for these benefits after that period or earlier if the guarantee is revoked, which could reduce our net income.

Our net income will be reduced if U.S. excise and withholding taxes are increased.

Everest Bermuda is subject to an excise tax on reinsurance and insurance premiums it collects with respect to risks located in the United States. In addition, Everest Bermuda may be subject to withholding tax on dividend income from United States sources. These taxes could increase and other taxes could be imposed in the future on Everest Bermuda’s business, which could reduce our net income.

Regulatory challenges in the United States could adversely affect the ability of Everest Bermuda to conduct business.

Everest Bermuda does not intend to be licensed or admitted as an insurer or reinsurer in any U.S. jurisdiction. Under current law, Everest Bermuda generally will be permitted to reinsure U.S. risks from its office in Bermuda without obtaining those licenses. However, the insurance and reinsurance regulatory framework has become subject to increased scrutiny. In the past, there have been congressional and other initiatives in the United States regarding increased supervision and regulation of the insurance industry, including proposals to supervise and regulate reinsurers domiciled outside the United States. If Everest Bermuda were to become subject to any insurance laws of the United States or any U.S. state at any time in the future, it might be required to post deposits or maintain minimum surplus levels and might be prohibited from engaging in lines of business or from writing types of policies. Complying with those laws could have a material adverse effect on our ability to conduct business in the Bermuda market.

Everest Bermuda may need to be licensed or admitted in additional jurisdictions to develop its business.

As Everest Bermuda’s business develops, it will monitor the need to obtain licenses in jurisdictions other than Bermuda in order to comply with applicable law or to be able to engage in additional insurance-related activities. In addition, Everest Bermuda may be at a competitive disadvantage in jurisdictions where it is not licensed or does not enjoy an exemption from licensing relative to competitors that are so licensed or exempt from licensing. Everest Bermuda may not be able to obtain any additional licenses that it determines are necessary or desirable. Furthermore, the process of obtaining those licenses is often costly and may take a long time.

Everest Bermuda’s ability to write reinsurance may be severely limited if it is unable to arrange for security to back its reinsurance.

Many jurisdictions do not permit insurance companies to take credit for reinsurance obtained from unlicensed or non-admitted insurers on their statutory financial statements without appropriate security. Everest Bermuda’s reinsurance clients typically require it to post a letter of credit or enter into other security arrangements. If Everest Bermuda is unable to obtain or maintain a letter of credit facility on commercially acceptable terms or is unable to arrange for other types of security, its ability to operate its business may be severely limited. If Everest Bermuda defaults on any letter of credit that it obtains, it may be required to prematurely liquidate a substantial portion of its investment portfolio and other assets pledged as collateral.

You may not be able to recover damages from Everest Group, some of its directors and officers and some experts named in this prospectus if you sue them.

Everest Group is organized under the laws of Bermuda. Some of its directors and officers, as well as some of the experts named in this prospectus, may reside outside the United States. A substantial portion of our and their assets are or may be located in jurisdictions outside the United States. You may not be able to effect service of process within the United States on directors and officers of Everest Group and those experts who reside outside the United States. You also may not be able to recover against them or Everest Group on judgments of U.S. courts or to obtain original judgments against them or Everest Group in Bermuda courts, including judgments predicated upon civil liability provisions of the U.S. federal securities laws.

USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, the net proceeds from the sale of the offered securities will be used for working capital and other general corporate purposes.

RATIO OF EARNINGS TO FIXED CHARGES

	Three Months Ended March 31,		Fiscal Year Ended December 31,
	2003	2002	2002	2001	2000	1999	1998
Everest Group	8.5	7.8	6.6	2.9	6.7	73.4	121.2
Everest Holdings	6.2	6.5	4.0	1.6	6.0	73.4	121.2

ACCOUNTING TREATMENT

Each Everest Capital Trust will be treated as a subsidiary of Everest Holdings for financial reporting purposes. Accordingly, Everest Capital Trust financial statements will be included in the consolidated financial statements of Everest Holdings. The preferred securities of each Everest Capital Trust will be presented as a separate line item in the consolidated statements of financial condition of Everest Holdings under the caption “Company Obligated Mandatorily Redeemable Preferred Securities of Subsidiary Trust Holding Solely Junior Subordinated Notes of the Company” and appropriate disclosures about the preferred securities will be included in the notes to the consolidated financial statements. For financial reporting purposes, Everest Holdings will record distributions payable on the preferred securities as a component of interest expense in the consolidated statements of operations of Everest Holdings.

In its future financial reports, Everest Holdings will: (1) present the preferred securities on its consolidated financial statements of financial condition as a separate line item entitled “Company Obligated Mandatorily Redeemable Preferred Securities of Subsidiary Trust Holding Solely Junior Subordinated Notes of the Company” and (2) include in a footnote to the financial statements disclosure that the sole assets of each Everest Capital Trust are the junior subordinated debt securities specifying the principal amount, interest rate and maturity date of the junior subordinated debt securities held.

DESCRIPTION OF OUR CAPITAL STOCK

The following is a summary of some of the provisions of the memorandum of association and bye-laws of Everest Group. Because this summary is not complete, you should refer to the memorandum of association and bye-laws for additional information regarding the common shares and preferred shares. Copies of the memorandum of association and bye-laws are included as exhibits to the registration statement of which this prospectus is a part.

General

Our authorized share capital consists of 200,000,000 common shares, par value $.01 per share, of which 55,442,783 were outstanding as of May 30, 2003 and 2,433,775 were subject to stock options outstanding which are, or may become, exercisable into common shares; and 50,000,000 preferred shares, par value $.01 per share, none of which are currently outstanding. From time to time, Everest Group repurchases its common shares through its subsidiaries.

Common Shares

Our common shares are listed on the New York Stock Exchange under the symbol “RE.” The common shares currently issued and outstanding are fully paid and nonassessable within the meaning of applicable Bermuda law. Our common shares offered by a prospectus supplement, upon issuance against full consideration, will be fully paid and nonassessable within the meaning of applicable Bermuda law.

Under our bye-laws, the holders of common shares have no redemption, conversion or sinking fund rights. In the event of our liquidation, dissolution or winding-up, the holders of common shares are entitled to share equally and ratably in the assets of Everest Group, if any, remaining after the payment of all of our debts and liabilities and the liquidation preference of any outstanding preferred shares. The holders of our common shares will receive such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available for the payment of dividends.

The quorum required for a general meeting of shareholders is two or more persons present in person and representing in person or by proxy more than 50% of the issued and outstanding common shares. Subject to the voting restrictions set forth below, holders of common shares are entitled to one vote per share on all matters submitted to a vote of holders of common shares and do not have any cumulative voting rights. Most matters to be approved by holders of common shares require approval by a simple majority of the votes cast at a meeting at which a quorum is present.

Our board of directors is divided into three classes that are elected for staggered three-year terms. Shareholders may only remove a director for cause at a special meeting of shareholders at which the votes of not less than 50% of the shares entitled to vote are cast in favor of removal. This could make the removal of the incumbent directors of Everest Group more difficult and delay or prevent a change of control that a shareholder might consider in his or her best interest, including a takeover attempt that might result in a premium over the market price for the shares held by shareholders.

Limitation on Voting Rights. If and for as long as the aggregate number of controlled shares, as defined below, of any person exceeds 9.9% of the total voting power of all of the issued and outstanding share capital of Everest Group, each controlled share, regardless of the identity of the registered holder, will confer only a fraction of a vote as determined by the following formula:

(T–C)
(9.1 × C)

Where:

•	“T” is the aggregate number of votes conferred by all of the issued and outstanding share capital prior to the application of the formula with respect to any particular person, adjusted to take into account any prior reduction taken with respect to any other person as a result of a previous application of the formula.

•	“C” is the number of controlled shares attributable to the person; and

•	“Controlled shares” of any person refers to all shares of the issued and outstanding share capital owned by that person, whether

•	directly,

•	with respect to persons who are U.S. persons, by application of the attribution and constructive ownership rules of sections 958(a) and 958(b) or 544 and 554 of the U.S. Internal Revenue Code of 1986, or

•	beneficially within the meaning of Section 13(d)(3) of the U.S. Securities Exchange Act of 1934.

The formula will be applied successively, starting with the person to whom the largest number of controlled shares is attributable, as many times as may be necessary to ensure that the aggregate number of controlled shares of any person does not exceed 9.9% of the total voting power of all of the issued and outstanding share capital at any time.

The directors retain discretion to make final adjustments to the aggregate number of votes attaching to the shares of any shareholder that they consider fair and reasonable in all the circumstances to ensure that the aggregate number of controlled shares of any person does not exceed 9.9% of the total voting power of Everest Group.

Restrictions on Transfer. Our bye-laws permit our board of directors to decline to register any transfer of common shares if it has reason to believe that the transfer would result in:

•	any person that is not an investment company beneficially owning more than 5.0% of any class of the issued and outstanding share capital of Everest Group,

•	any person holding controlled shares in excess of 9.9% of any class of the issued and outstanding share capital of Everest Group, or

•	any adverse tax, regulatory or legal consequences to Everest Group, any of its subsidiaries or any of its shareholders.

If the directors refuse to register a transfer for any reason, they must notify the proposed transferor and transferee within 30 days of their refusal. Our bye-laws also provide that the board of directors may suspend the registration of transfers at any time and for any period that it determines, provided that they may not suspend the registration of transfers for more than 45 days in any period of 365 consecutive days.

We have been advised by Conyers Dill & Pearman, our Bermuda counsel, that while the precise form of the restrictions on transfer contained in the bye-laws is untested, as a matter of general principle, restrictions on transfers are enforceable under Bermuda law and are not uncommon. A proposed transferee will be permitted to dispose of any common shares purchased that violate the restrictions and as to the transfer of which registration is refused. The transferor of those common shares will be deemed to own those common shares for dividend, voting and reporting purposes until a transfer of those common shares has been registered on the shareholder register of Everest Group.

Repurchase Rights. Our bye-laws provide that if the board of directors has reason to believe that

•	any person that is not an investment company beneficially owns more than 5.0% of any class of the issued and outstanding share capital of Everest Group,

•	any person holds controlled shares in excess of 9.9% of any class of the issued and outstanding share capital of Everest Group or

•	share ownership by any person may result in adverse tax, regulatory or legal consequences to Everest Group, any of its subsidiaries or any other shareholder,

then Everest Group will have the option, but not the obligation, to redeem or purchase all or any part of the common shares so held to the extent the board of directors determines it is necessary or advisable to avoid or cure any adverse or potential adverse consequences. The price to be paid for any common shares redeemed or purchased will be the fair market value of those shares, defined as the average of the high and low sale prices of the common shares on the New York Stock Exchange for the last 15 trading days immediately preceding the day on which Everest Group sends a notice of redemption or purchase to the shareholder.

The limitations on voting, restrictions on transfer and repurchase rights described above could have the effect of rendering more difficult or discouraging unsolicited takeover bids from third parties or the removal of incumbent directors of Everest Group.

Information Requirements. Our bye-laws provide that the board of directors may require any shareholder or proposed transferee of shares to certify or otherwise provide to the board of directors complete and accurate information necessary for it to give effect to the limitations on voting, restrictions on transfer and repurchase rights described above. If any shareholder or proposed transferee fails to respond to that request in a timely fashion or if the board of directors has reason to believe that any certification or other information provided is inaccurate or incomplete, the board of directors may decline to approve any transfer to which that request relates or may determine to disregard for all purposes all votes attached to any common shares held by that shareholder.

Transfer Agent. The transfer agent and registrar for our common shares is EquiServe Trust Company, N.A.

Preferred Shares

Subject to the Companies Act 1981 of Bermuda, the board of directors may establish one or more series of preferred shares having the number of shares, designation, powers, preferences, voting rights, dividend rates, repurchase provisions and other rights, qualifications, limitations or restrictions that may be fixed by the board of directors. The issuance of preferred shares could have the effect of discouraging an attempt to obtain control of Everest Group. The issuance of preferred shares also could adversely affect the voting power of the holders of our common shares, deny shareholders the receipt of a premium on their common shares in the event of a tender or other offer for the common shares and have a depressive effect on the market price of the common shares.

The preferred shares to be offered by a prospectus supplement, upon issuance against full consideration, will be fully paid and non-assessable within the meaning of applicable Bermuda law. The terms of any preferred shares offered by a prospectus supplement will be filed with the SEC on a Form 8-K or by post-effective amendment to the registration statement of which this prospectus is a part.

The applicable prospectus supplement relating to the particular series of preferred shares will describe the specific terms of that series as fixed by the board of directors, including:

•	the offering price at which Everest Group will issue the preferred shares;

•	the title, designation and number of preferred shares;

•	the dividend rate or method of calculation, the payment dates for dividends and the place or places where the dividends will be paid, whether dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will begin to cumulate;

•	any conversion or exchange rights;

•	whether the preferred shares will be subject to repurchase and the repurchase price and other terms and conditions relative to the repurchase rights;

•	any liquidation rights;

•	any sinking fund provisions;

•	any voting rights; and

•	any other rights, preferences, privileges, limitations and restrictions that are not inconsistent with the terms of Everest Group’s memorandum of association and bye-laws.

Bermuda Exchange Control

We have obtained consent for the issue and transfer of our shares to and between non-residents of Bermuda for exchange control purposes from the Bermuda Monetary Authority as required by The Exchange Control Act 1972 of Bermuda and related regulations. This consent is subject to the condition that our common shares be listed on an appointed stock exchange, which includes the New York Stock Exchange. No further permission from the Bermuda Monetary Authority will be required to issue our shares or to transfer our shares between persons regarded as non-resident in Bermuda for exchange control purposes. The issue and transfer of in excess of 20% of our shares involving any persons regarded as resident in Bermuda for exchange control purposes require prior authorization. The Bermuda Monetary Authority also has designated Everest Group as non-resident for exchange control purposes. This designation allows Everest Group to transfer funds in and out of Bermuda and to pay dividends to non-residents of Bermuda who are holders of our shares in currencies other than the Bermuda Dollar. There are no provisions of Bermuda law or our memorandum of association or bye-laws which impose any limitation on the rights of shareholders to hold or vote our shares by reason of their not being residents of Bermuda.

DESCRIPTION OF THE DEBT SECURITIES

Everest Group or Everest Holdings may elect to offer debt securities. The following description of debt securities sets forth the material terms and provisions of the debt securities to which any prospectus supplement may relate. Everest Group’s senior debt securities would be issued under a senior indenture between Everest Group and JPMorgan Chase Bank, as trustee. Everest Group’s subordinated debt securities would be issued under a subordinated indenture between Everest Group and JPMorgan Chase Bank, as trustee. The Everest Group senior indenture and subordinated indenture have been filed as exhibits to the registration statement of which this prospectus is a part. A supplemental indenture containing the particular terms of any debt securities issued by Everest Group will be executed at the time the debt securities are issued and will be filed with the SEC on a Form 8-K or by a post-effective amendment to the registration statement of which this prospectus is a part.

Everest Holdings’ senior debt securities would be issued under a senior indenture, dated March 14, 2000, between Everest Holdings and The Chase Manhattan Bank, now known as JPMorgan Chase Bank, as trustee. Everest Holdings’ subordinated debt securities would be issued under a subordinated indenture between Everest Holdings and JPMorgan Chase Bank, as trustee. The Everest Holdings senior indenture and subordinated indenture have been filed as exhibits to the registration statement of which this prospectus is a part. A supplemental indenture containing the particular terms of any debt securities issued by Everest Holdings will be executed at the time the debt securities are issued and will be filed with the SEC on a Form 8-K or by a post-effective amendment to the registration statement of which this prospectus is a part.

Everest Group’s senior indenture, Everest Group’s subordinated indenture, Everest Holdings’ senior indenture and Everest Holdings’ subordinated indenture are sometimes referred to in this prospectus collectively as the “indentures” and each, individually, as an “indenture.” Everest Group’s senior indenture and Everest Holdings’ senior indenture are sometimes referred to in this prospectus collectively as the “senior indentures” and each, individually, as a “senior indenture.” Everest Group’s subordinated indenture and Everest Holdings’ subordinated indenture are sometimes referred to in this prospectus collectively as the “subordinated indentures” and each, individually, as a “subordinated indenture.” The indentures have been qualified under the Trust Indenture Act of 1939. The terms of the debt securities will include those stated in the indentures and those made part of the indentures by reference to the Trust Indenture Act.

The following discussion summarizes the material terms and provisions of the indentures and the related debt securities; however, you should refer to the forms of the indentures and the debt securities for complete information on some of the terms and provisions of the indentures, including definitions of some of the terms used below, and the debt securities. The senior indentures and subordinated indentures are substantially identical to one another, except for specific covenants relating to subordination contained in the subordinated indentures.

General

The indentures provide that the issuer may issue the debt securities thereunder from time to time in one or more series.

Unless otherwise stated in the applicable prospectus supplement, senior debt securities will be unsecured obligations of the issuer and will rank equally with all of the issuer’s other unsecured and unsubordinated indebtedness. The senior debt securities will be subordinated in right of payment to all of the issuer’s existing and future secured indebtedness. As a result, in the event of the issuer’s bankruptcy, liquidation or reorganization or upon acceleration of the senior debt securities due to an event of default, the issuer’s assets will be available to pay its obligations on the senior debt securities only after all secured indebtedness has been paid in full in cash or other payment satisfactory to the holders of the secured indebtedness has been made. There may not be sufficient assets remaining to pay amounts due on any or all of the senior debt securities then outstanding. The senior debt securities are also effectively subordinated to the indebtedness and other liabilities of the issuer’s subsidiaries. The senior indentures do not prohibit or limit the incurrence of secured or senior indebtedness or the incurrence of other indebtedness and liabilities by the issuers or their respective subsidiaries. The incurrence of additional senior indebtedness and other liabilities by the issuer or its subsidiaries could adversely affect the issuer’s ability to pay the obligations on any senior debt securities.

Unless otherwise stated in the applicable prospectus supplement, subordinated debt securities will be unsecured obligations of the issuer, subordinated in right of payment to the prior payment in full of all secured and senior indebtedness of the issuer, as described below under “Subordination of Subordinated Debt Securities” and in the applicable prospectus supplement. As a result, in the event of the issuer’s bankruptcy, liquidation or reorganization or upon acceleration of the subordinated debt securities due to an event of default, the issuer’s assets will be available to pay its obligations on the subordinated debt securities only after all secured and senior indebtedness has been paid in full in cash or other payment satisfactory to the holders of the secured and senior indebtedness has been made. There may not be sufficient assets remaining to pay amounts due on any or all of the subordinated debt securities then outstanding. The subordinated debt securities are also effectively subordinated to the indebtedness and other liabilities of the issuer’s subsidiaries. The subordinated indentures do not prohibit or limit the incurrence of secured or senior indebtedness or the incurrence of other indebtedness and liabilities by the issuers or their respective subsidiaries. The incurrence of additional senior, secured and subordinated indebtedness and other liabilities by the issuer or its subsidiaries could adversely affect the issuer’s ability to pay the obligations on any subordinated debt securities.

As of March 31, 2003, Everest Group had no secured indebtedness outstanding and guaranteed approximately $70.0 million of unsecured senior indebtedness of Everest Holdings, which would rank equal in priority with other senior debt securities issued by Everest Group. As of March 31, 2003, Everest Group’s subsidiaries had approximately $7.9 billion of indebtedness and other liabilities, including insurance reserves and trust preferred securities. As of March 31, 2003, Everest Holdings had no secured indebtedness outstanding and approximately $519.0 million of unsecured senior indebtedness outstanding, which would rank equal in priority with other senior debt securities issued by Everest Holdings. As of March 31, 2003, Everest Holdings’ subsidiaries had approximately $6.9 billion of indebtedness and other liabilities, including insurance reserves and trust preferred securities.

The rights of our creditors, including the holders of our debt securities and the holders of Everest Holdings’ debt securities who are creditors of Everest Group by virtue of any guarantee of the debt securities issued by Everest Holdings, to participate in the distribution of stock owned by us in some of our subsidiaries, including our insurance subsidiaries, may be subject to approval by insurance regulatory authorities having jurisdiction over the subsidiaries. The rights of Everest Holdings’ creditors, including the holders of its debt securities, to participate in the distribution of stock owned by it in some of its subsidiaries, including its insurance subsidiaries, may also be subject to approval by insurance regulatory authorities having jurisdiction over the subsidiaries.

The prospectus supplement relating to the particular debt securities offered by the prospectus supplement will describe the following terms of the offered debt securities:

•	the title of the debt securities;

•	the aggregate principal amount of the debt securities;

•	the price at which the debt securities will be issued;

•	the date or dates, or the method or methods, if any, by which the date or dates will be determined, on which the principal of the debt securities will be payable;

•	the rate or rates at which the debt securities will bear interest, if any, which rate may be zero in the case of some debt securities issued at an issue price representing a discount from the principal amount payable at maturity, or the method by which the rate or rates will be determined, including, if applicable, any remarketing option or similar method;

•	the date or dates from which interest, if any, will accrue or the method by which the date or dates will be determined, the date or dates on which interest, if any, on the debt securities will be payable and any regular record dates applicable to the date or dates on which interest will be so payable;

•	any right to extend or defer the interest payment period and the duration of any extension;

•	the portion of the principal amount of the debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount;

•	if other than as set forth in this prospectus, the place or places where the principal of, any premium or interest on or any additional amounts with respect to the debt securities will be payable, and any of the debt securities that may be surrendered for registration of transfer, conversion or exchange;

•	any obligation of the issuer to redeem or purchase the debt securities pursuant to any sinking fund, amortization or other provision and the terms and conditions on which the debt securities may be redeemed or purchased pursuant to any obligation;

•	the terms and conditions, if any, on which the debt securities of the series may be redeemed at the issuer’s option or at the option of the holders;

•	any index, formula or other method used to determine the amount of payments of principal of, any premium or interest on or any additional amounts with respect to the debt securities;

•	whether the debt securities will be convertible into common shares or preferred shares of Everest Group and/or exchangeable for other securities of Everest Group or Everest Holdings and, if so, the terms and conditions upon which the debt securities will be so convertible or exchangeable;

•	whether the debt securities are to be issued in the form of one or more global securities and, if so, the identity of the depositary for the global security or securities;

•	whether the debt securities will be secured or unsecured obligations of the issuer;

•	whether the debt securities are senior debt securities or subordinated debt securities and, if subordinated debt securities, the specific subordination provisions applicable thereto;

•	in the case of debt securities issued by Everest Holdings, the provisions, if any, relating to our guarantee of Everest Holdings’ debt securities;

•	any deletions from, modifications of or additions to the events of default or covenants of the issuer with respect to the debt securities; and

•	any other material terms of the debt securities.

The issuer will have the ability under the indentures to “reopen” a previously issued series of the debt securities and issue additional debt securities of that series or establish additional terms of that series. The issuer is also permitted to issue debt securities with the same terms as previously issued debt securities.

The issuer may offer and sell the debt securities at a substantial discount below their principal amount and the indentures do not provide any limit on the amount by which the issuer may discount the debt securities. The applicable prospectus supplement will describe the special United States federal income tax and other considerations, if any, applicable to the discounted debt securities. In addition, the applicable prospectus supplement may describe special United States federal income tax or other considerations, if any, applicable to any debt securities that are denominated in a currency or currency unit other than U.S. dollars.

Unless the applicable prospectus supplement states otherwise, the issuer will only issue the debt securities in fully registered form, without coupons, in denominations of $1,000 and any integral multiple of $1,000, and there will be no service charge for any registration of transfer or exchange of the debt securities. We may, however, require payment to cover any tax or other governmental charge payable in connection with the registration or transfer. Unless otherwise provided in the applicable prospectus supplement, interest may be paid by check mailed to the persons entitled to the interest at their addresses appearing on the security register or by wire transfer to an account maintained by the payee with a bank located in the United States and will be payable on any interest payment date to the persons in whose name the debt securities are registered at the close of business on the regular record date with respect to each interest payment date.

Interest on the debt securities in connection with a redemption, whether the redemption is before or after the regular record date, will be payable to the persons in whose names the debt securities are registered on the redemption date, unless the redemption date is on an interest payment date. If the redemption date is on an interest payment date, interest on the debt securities will be payable to the persons in whose names the debt securities were registered on the next preceding regular record date. All paying agents initially designated by the issuer for the debt securities will be named in the applicable prospectus supplement. The issuer may, at any time, designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that the issuer will be required to maintain a paying agent in each place where the principal of, any premium or interest on or any additional amounts with respect to the debt securities are payable.

Unless otherwise provided in the applicable prospectus supplement, the debt securities may be presented for transfer, duly endorsed or accompanied by a written instrument of transfer, if so required by the issuer or the security registrar, or exchanged for other debt securities of the same series, containing identical terms and provisions, in any authorized denominations, and of a like aggregate principal amount, at the office or agency maintained by the issuer for these purposes, which shall initially be the corporate trust office of the trustee. Any transfer or exchange will be made without service charge, but the issuer may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses then payable. The issuer will not be required to:

•	issue, register the transfer of, or exchange, the debt securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities and ending at the close of business on the day of the mailing;

•	register the transfer of or exchange any debt security so selected for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part; or

•	register the transfer of or exchange any debt security which, in accordance with its terms, has been surrendered for repayment at the option of the holder, except the portion, if any, of the debt security not to be so repaid.

Everest Group and Everest Holdings have appointed the trustee as security registrar. Any transfer agent, in addition to the security registrar, initially designated by either issuer for any debt securities will be named in the applicable prospectus supplement. The issuer may, at any time, designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that the issuer will be required to maintain a transfer agent in each place whether the principal of, any premium or interest on or any additional amounts with respect to the debt securities are payable.

The debt securities may be represented in whole or in part by one or more global debt securities registered in the name of a depository or its nominee and, if so represented, interests in the global debt security will be shown on, and transfers thereof will be effected only through, records maintained by the designated depositary and its participants as described below. Where the debt securities of any series are issued in bearer form, the special restrictions and considerations, including special offering restrictions and special United States federal income tax considerations, applicable to the debt securities and to payment on and transfer and exchange of the debt securities will be described in the applicable prospectus supplement.

Unless otherwise described in the applicable prospectus supplement, the indentures do not contain any provisions that would limit the issuer’s ability to incur indebtedness or that would afford holders of the debt securities protection in the event of a sudden and significant decline in the issuer’s credit quality or a takeover, recapitalization or highly leveraged or similar transaction involving the issuer. Accordingly, the issuer could in the future enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise affect its capital structure or credit rating. You should refer to the applicable prospectus supplement for information regarding any deletions from, modifications of or additions to the events of default described below or covenants contained in the indentures, including any addition of a covenant or other provisions providing event risk or similar protection.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global debt securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement.

The specific terms of the depositary arrangement with respect to the debt securities will be described in the applicable prospectus supplement. Everest Group and Everest Holdings anticipate that the following provisions will apply to all depositary arrangements.

Upon the issuance of a global security, the depositary for the global security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by the global security. The accounts will be designated by the underwriters or agents with respect to the debt securities or by the issuer if the debt securities are offered and sold directly by the issuer. Ownership of beneficial interests in a global security will be limited to persons that may hold interests through participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary or its nominee, with respect to interests of participants, and on the records of participants, with respect to interests of persons other than participants. The laws of some states require that some purchasers of securities take physical delivery of securities in definitive form. These limits and laws may impair the ability to transfer beneficial interests in a global security.

So long as the depositary for a global security, or its nominee, is the registered owner of the global security, the depositary or nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture. Except as described below, owners of beneficial interests in a global security will not be entitled to have the debt securities represented by the global security registered in their names and will not receive or be entitled to receive physical delivery of the debt securities in definitive form.

Principal of, any premium and interest on, and any additional amounts with respect to, the debt securities registered in the name of a depositary or its nominee will be paid to the depositary or its nominee, as the case may be, as the registered owner of the global security representing the debt securities. None of the trustee, any paying agent, the security registrar or the issuer will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security for the debt securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

Everest Group and Everest Holdings expect that the depositary or its nominee, upon receipt of any payment with respect to the debt securities, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interest in the principal amount of the global security for the debt securities as shown on the records of the depositary or its nominee. Everest Group and Everest Holdings also expect that payments by participants to owners of beneficial interests in the global security held through its participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name,” and will be the responsibility of the participants.

The indentures provide that if:

•	the depositary for a series of the debt securities notifies the issuer that it is unwilling or unable to continue as depositary or if the depositary ceases to be eligible under the applicable indenture and, in each case, a successor depositary is not appointed by the issuer within 90 days of written notice;

•	the issuer determines that the debt securities of a series will no longer be represented by global securities and executes and delivers to the trustee a company order to this effect; or

•	an event of default with respect to a series of the debt securities has occurred and is continuing,

the global securities will be exchanged for the debt securities of that series in definitive form of like tenor and of an equal aggregate principal amount in authorized denominations. The definitive debt securities will be registered in the name or names as the depositary shall instruct the trustee. It is expected that these instructions may be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in global securities.

Guarantee of Everest Holdings Debt Securities by Everest Group

If provided for in the applicable prospectus supplement, Everest Group will fully and unconditionally guarantee all obligations with respect to any series of debt securities issued by Everest Holdings. Unless provided otherwise in the applicable prospectus supplement, each Everest Group debt security guarantee will be unsecured indebtedness of Everest Group and will rank equally with all of Everest Group’s other unsecured indebtedness. Each Everest Group debt security guarantee may rank equally with or senior or subordinate to Everest Group’s other indebtedness. As a result, in the event of Everest Group’s bankruptcy, liquidation or reorganization or upon acceleration of any series of debt securities due to an event of default, Everest Group’s assets will be available to pay its obligations on the Everest Group debt security guarantee only after all secured indebtedness and other indebtedness senior to the guarantee has been paid in full in cash or other payment satisfactory to the holders of the secured and senior indebtedness has been made. There may not be sufficient assets remaining to pay amounts due on any or all of the Everest Group debt securities guarantees. Each Everest Group debt security guarantee will also effectively subordinated to the indebtedness and other liabilities of Everest Group’s subsidiaries.

Unless provided otherwise in the applicable prospectus supplement, each Everest Group debt security guarantee will constitute a guarantee of payment and not of collection. This means that the holder of the guaranteed security may sue Everest Group to enforce its rights under the Everest Group debt security guarantee without first suing any other person or entity.

Payment of Additional Amounts

Unless otherwise provided in the applicable prospectus supplement, Everest Group will make all payments of principal and premium, if any, interest and any other amounts on, or in respect of, the debt securities issued by Everest Group and all payments under any Everest Group debt security guarantee without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges imposed or levied by or on behalf of Bermuda or any other jurisdiction in which Everest Group or any successor is organized or resident for tax purposes or any political subdivision or taxing authority of Bermuda or any of those other jurisdictions. If any withholding or deduction is required by law, Everest Group will, subject to specified limitations and exceptions described below or in the applicable prospectus supplement, pay to the holder of any applicable debt securities any additional amounts as may be necessary so that every net payment of principal, premium, if any, interest or any other amount made to the holder after the withholding or deduction will not be less than the amount provided for in the applicable indenture and debt security to be then due and payable.

Notwithstanding the foregoing, Everest Group will not be required to pay any additional amounts under the applicable indenture as a result of:

•	the imposition of any tax, fee, duty, assessment or governmental charge that would not have been imposed but for the fact that the holder or beneficial owner of the debt security was a resident, domiciliary or national of, or had other specified connections with, the relevant taxing jurisdiction or presented the debt security for payment in the relevant taxing jurisdiction unless it could not have been presented elsewhere;

•	the imposition of any tax, fee, duty, assessment or governmental charge that would not have been imposed but for the fact that the holder or beneficial owner of the debt security presented the debt security for payment more than 30 days after it was due and payable, except to the extent that the holder would have been entitled to the additional amounts if it had presented the debt security for payment on any day within that 30-day period;

•	any estate, inheritance, gift, sale, transfer, personal property or similar tax, fee, duty, assessment or other governmental charge; or

•	the imposition of any tax, fee, duty, assessment or governmental charge that would not have been imposed but for the fact that the holder or beneficial owner of the debt security failed to comply, within 90 days, with any reasonable request by Everest Group addressed to the holder or beneficial owner relating to the provision of information or the making of a declaration required by the taxing jurisdiction as a precondition to exemption from all or part of the tax, fee, duty, assessment or governmental charge.

In addition, Everest Group will not pay additional amounts with respect to any payment to any holder of a debt security where the beneficial owner of the debt security is a fiduciary or partnership to the extent that the payment would be included in the income for tax purposes of a beneficiary with respect to the fiduciary or a partner of the partnership that would not have been entitled to additional amounts if it had been the holder of the debt security.

Conversion and Exchange

The terms, if any, on which debt securities of any series are convertible into or exchangeable for common shares, preferred shares or other securities, whether or not issued by Everest Group or Everest Holdings, property or cash, or a combination of any of the foregoing, will be set forth in the applicable prospectus supplement. These terms may include provisions for conversion on exchange, either mandatory, at the option of the holder or at the option of the issuer, in which the securities, property or cash to be received by the holders of the debt securities would be calculated according to the factors and at the time as described in the applicable prospectus supplement. Any conversion or exchange will comply with applicable law and the issuer’s organizational documents.

Consolidation, Amalgamation, Merger and Sale of Assets

Each indenture provides that the issuer may not consolidate or merge with or into another entity, or convey, transfer or lease the properties and assets substantially as an entirety to any entity or permit any entity to convey, transfer or lease its properties and assets substantially as an entirety to the issuer, unless:

•	the successor, if any, is a corporation, partnership or trust organized and existing under the laws of the United States of America, any state of the United States, the District of Columbia, Bermuda or the Cayman Islands and expressly assumes by supplemental indenture all of the issuer’s obligations under the indentures and the debt securities;

•	immediately after giving effect to the transaction, no event of default, and no event which after notice or lapse of time or both would become an event of default, will have happened and be continuing; and

•	the issuer delivers an officers’ certificate and an opinion of counsel to the indenture trustee, each stating that the transaction complies with the indenture and the issuer has complied with all conditions precedent in the indenture relating to the consolidation, merger, conveyance or transfer.

Upon the assumption by the successor of the issuer’s obligations under the applicable indenture and the related debt securities, the successor will succeed to and be substituted for the issuer under the applicable indenture, and the issuer will be relieved of all of its obligations under the applicable indenture and related debt securities.

Events of Default

Unless otherwise provided in the applicable prospectus supplement, each of the following events will constitute an event of default under each indenture with respect to any series of debt securities issued under the indenture, whatever the reason for the event of default and whether it will be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

•	the issuer fails to pay principal of or any premium or additional amount on any debt securities of that series on its due date;

•	the issuer fails to pay any interest on any debt securities of that series within 30 days from its due date; provided, however, that the date on which the payment is due will be the date on which the issuer is required to make payment following any deferral of interest payments by the issuer under the terms of the debt securities;

•	the issuer fails to make any sinking fund payment on its due date;

•	the issuer fails to perform any of its covenants in the indenture, excluding a covenant not applicable to the affected series, for 60 days after the indenture trustee or the holders of at least 33% in principal amount of the outstanding debt securities of the series give the issuer written notice of the default and require that the issuer remedy the breach. However, the 60-day period may be extended by either the indenture trustee or the indenture trustee and the holders of at least the same principal amount of the outstanding debt securities of that series that had given notice of the default, and the indenture trustee or the indenture trustee and the holders, as the case may be, will be deemed to have agreed to an extension, if the issuer has initiated and is diligently pursuing corrective action;

•	the issuer files for bankruptcy or other events of bankruptcy, insolvency or reorganization occur; or

•	any other event of default specified in the applicable prospectus supplement occurs.

If an event of default with respect to the debt securities of any series occurs and is continuing, then the indenture trustee or holders of not less than 33% in principal amount of the outstanding debt securities of that series may, by written notice to the issuer, and to the indenture trustee if given by the holders, declare the unpaid principal amount and accrued interest, or a lesser amount as may be provided for in the debt securities of the series, of all outstanding debt securities of the series to be due and payable immediately.

At any time after a declaration of acceleration has been made, but before a judgment or decree for payment of money has been obtained by the trustee, and subject to applicable law and specified other provisions of the applicable indenture, the holders of a majority in aggregate principal amount of the debt securities of a series may, under specified circumstances, rescind and annul an acceleration and its consequences if:

•	the issuer deposits with the indenture trustee funds sufficient to pay all overdue principal of and premium and interest on the debt securities and other amounts due the debt securities trustee and, to the extent that payment of the interest is lawful, interest on the overdue interest; and

•	all existing events of default with respect to the debt securities have been cured or waived, except non-payment of principal or interest on the debt securities that has become due solely because of the acceleration.

The holders of a majority in principal amount of the outstanding debt securities of any series have the right to direct the time, method and place of conducting any proceedings for any remedy available to the indenture trustee or to direct the exercise of any trust or power conferred on the indenture trustee with respect to the debt securities of that series.

No holder of a debt security of any series will have any right to institute a proceeding with respect to the indenture for the appointment of a receiver or for any remedy under the indenture unless:

•	that holder has previously given the indenture trustee written notice that an event of default with respect to the debt securities of that series has occurred and is continuing;

•	the holders of a majority in principal amount of the outstanding debt securities of that series have made written request to institute the proceeding;

•	the holder or holders have offered reasonable indemnity to the indenture trustee;

•	the indenture trustee has failed to institute the proceeding for 60 days after receipt of the notice and offer of indemnity; and

•	the indenture trustee has not received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with the written request.

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of and any premium and interest on that debt security on its maturity date, or, in the case of redemption, the date of redemption, and to institute suit for the enforcement of any payment.

Notice of Default

Each indenture provides that, if an event occurs which is or would become an event of default with respect to any series of the debt securities, and the indenture trustee knows of the event, the indenture trustee will mail to the holders of the affected debt securities a notice of the default within 90 days, unless the default has been cured or waived by the holders of the affected debt securities. However, except in the case of a default in the payment of any amounts due on any debt security of a series, the indenture trustee may withhold notice if and so long as the issuer’s board of directors and/or responsible officers of the indenture trustee determine in good faith that withholding the notice is in the interest of the holders of the affected debt securities. In addition, if the issuer defaults on any series of the debt securities by failing to comply with or perform any of its agreements, covenants or warranties applicable to those debt securities, no notice will be given until at least 30 days after the default occurs.

Under each indenture, the issuer is required to furnish annually to the indenture trustee an officers’ certificate to the effect that, to the best knowledge of the officers providing the certificate, it is not in default under the indenture or, if there has been a default, specifying the default and its status.

Modification

The issuer and the indenture trustee may amend or modify any of the indentures with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected by the amendment or modification voting as a class. No amendment or modification may, however, without the consent of the holder of each outstanding debt securities affected by the amendments or modifications:

•	change the stated maturity of the principal of, or any installment of principal of or interest on, or any additional amounts with respect to, any debt security;

•	reduce the principal amount of, the rate of interest on, or any additional amounts with respect to, or any premium payable upon the redemption of, any debt security;

•	reduce the amount of principal of any debt security due and payable upon acceleration of the maturity of the debt security;

•	change the place of payment or currency of payment of principal of or any premium or interest on, or any additional amounts with respect to, any debt security;

•	impair the right to institute suit for the enforcement of any payment on any debt security on or after the stated maturity or date of redemption; or

•	reduce the percentage in principal amount of the debt securities of any series, the consent of whose holders is required to amend or modify the indenture, to waive compliance with specific provisions of the indenture or to waive specific defaults.

No supplemental indenture may directly or indirectly modify or eliminate the subordination provisions of the subordinated indentures in any manner that might terminate or impair the subordination of the subordinated debt securities to senior indebtedness without the prior written consent of the holders of the senior indebtedness.

In addition, the issuer and the indenture trustee may, without the consent of any of the holders of the debt securities, execute supplemental indentures to:

•	create new series of debt securities;

•	provide for the issuer’s successor pursuant to a consolidation, amalgamation, merger or sale of assets;

•	provide additional covenants or events of defaults for the benefit of the holders of the debt securities;

•	secure the debt securities;

•	provide for a successor trustee with respect to debt securities of all or any series;

•	cure any ambiguity, defect or inconsistency in the indenture; and

•	make other changes that do not adversely affect the interests of the holders of the debt securities in any material respect, as well as for various other purposes.

Waiver of Covenants and Defaults

The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive, for that series, the issuer’s compliance with any restrictive covenants included in any supplemental indenture. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series with respect to which a default has occurred and is continuing may waive the default for that series, other than a default in the payment of principal of, or any premium or interest on, any debt security of that series or a default with respect to a covenant or provisions that cannot be amended or modified without the consent of the holder of each outstanding debt security affected.

Defeasance and Covenant Defeasance

The indentures provide, unless the terms of the particular series of debt securities provides otherwise, the issuer may cause itself to be:

•	discharged from its obligations with respect to any debt securities or series of debt securities, which we refer to as defeasance; and

•	released from its obligations under any restrictive covenants included in any supplemental indenture with respect to any debt securities or series of debt securities, which we refer to as covenant defeasance.

The indentures permit defeasance with respect to any debt securities of a series even if a prior covenant defeasance has occurred with respect to the debt securities of that series. Following a defeasance, payment of the debt securities defeased may not be accelerated because of an event of default. Following a covenant defeasance, payment of the debt securities may not be accelerated by reference to the covenants affected by the covenant defeasance. However, if an acceleration were to occur, the realizable value at the acceleration date of the money and government obligations in the defeasance trust could be less than the principal and interest then due on the debt securities, since the required deposit in the defeasance trust would be based upon scheduled cash flows rather than market value, which would vary depending upon interest rates and other factors.

Upon a defeasance, the following rights and obligations will continue:

•	the rights of the holders of the debt securities of any series to receive from the trust established in connection with the defeasance payments of the principal of, any premium and interest on, and any additional amounts with respect to, the debt securities when payments are due;

•	the issuer’s obligations regarding the registration, transfer and exchange of the debt securities of any series;

•	the issuer’s obligation to maintain an office or agency in each place of payment; and

•	the survival of the indenture trustee’s rights, powers, trusts, duties and immunities under the indenture.

In connection with any defeasance or covenant defeasance, the issuer must irrevocably deposit with the indenture trustee, in trust, money and/or government obligations which, through the scheduled payment of principal and interest on those obligations, would provide sufficient money to pay the principal of, premium and interest on, and any additional amounts with respect to, the debt securities on the maturity dates or upon redemption.

In connection with a defeasance or covenant defeasance, the issuer must deliver to the indenture trustee:

•	an opinion of counsel to the effect that the holders of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred. This opinion, in the case of a defeasance, must refer to and be based upon a ruling of the IRS or a change in applicable federal income tax law occurring after the date of the indenture;

•	an officers’ certificate confirming that any debt securities then listed on any securities exchange will not be delisted; and

•	an officers’ certificate and an opinion of counsel, each stating that the issuer has complied with all conditions precedent.

In addition, the following conditions must be true:

•	no event will have occurred and be continuing which is or would become an event of default;

•	the defeasance or covenant defeasance will not cause the indenture trustee to have a conflicting interest under the Trust Indenture Act;

•	the defeasance or covenant defeasance will not cause the trust to become an investment company under the Investment Company Act unless it is properly registered under that Act or exempt from registration; and

•	proper notice of the redemption date, if applicable, will have been given.

Subordination of the Subordinated Debt Securities

Subordinated debt securities issued by an issuer will, to the extent set forth in the applicable subordinated indenture, be subordinate in right of payment to the prior payment in full of all senior indebtedness of the issuer, whether outstanding at the date of the subordinated indenture or incurred after that date. In the event of:

•	any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the issuer or to its creditors, as such, or to its assets; or

•	any voluntary or involuntary liquidation, dissolution or other winding up of the issuer, whether or not involving insolvency or bankruptcy; or

•	any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the issuer,

then the holders of senior indebtedness of the issuer will be entitled to receive payment in full of all amounts due or to become due on or in respect of all its senior indebtedness, or provision will be made for the payment in cash, before the holders of the subordinated debt securities of the issuer are entitled to receive or retain any payment on account of principal of, or any premium or interest on, or any additional amounts with respect to, the subordinated debt securities. The holders of senior indebtedness of the issuer will be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, including any payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the issuer being subordinated to the payment of its subordinated debt securities, which may be payable or deliverable in respect of its subordinated debt securities in any case, proceeding, dissolution, liquidation or other winding up event.

By reason of subordination, in the event of liquidation or insolvency of the issuer, holders of senior indebtedness of the issuer and holders of other obligations of the issuer that are not subordinated to its senior indebtedness may recover more ratably than the holders of subordinated debt securities of the issuer. As of March 31, 2003, Everest Group had no secured indebtedness outstanding and guaranteed approximately $70.0 million of unsecured senior indebtedness of Everest Holdings, which would rank senior in priority to any subordinated debt securities issued by Everest Group, and no subordinated indebtedness outstanding that would rank equal in priority with any subordinated debt securities issued by Everest Group. As of March 31, 2003, Everest Holdings had no secured indebtedness outstanding and approximately $519.0 million of unsecured senior indebtedness outstanding, which would rank senior in priority to any other subordinated securities issued by Everest Holdings, and $210.0 million of subordinated indebtedness outstanding that would rank equal in priority with any subordinated debt securities issued by Everest Holdings.

Subject to the payment in full of all senior indebtedness of the issuer, the rights of the holders of subordinated debt securities of the issuer will be subrogated to the rights of the holders of its senior indebtedness to receive payments or distributions of cash, property or securities of the issuer applicable to its senior indebtedness until the principal of, any premium and interest on, and any additional amounts with respect to, its subordinated debt securities have been paid in full.

No payment of principal, including redemption and sinking fund payments, of, or any premium or interest on, or any additional amounts with respect to, the subordinated debt securities of the issuer, or payments to acquire these securities, other than pursuant to their conversion, may be made:

•	if any senior indebtedness of the issuer is not paid when due and any applicable grace period with respect to the default has ended and the default has not been cured or waived or ceased to exist, or

•	if the maturity of any senior indebtedness of the issuer has been accelerated because of a default.

The subordinated indentures do not limit or prohibit the issuer from incurring additional senior indebtedness, which may include indebtedness that is senior to its subordinated debt securities, but subordinate to the issuer’s other obligations.

The subordinated indentures provide that these subordination provisions, insofar as they relate to any particular issue of subordinated debt securities by the issuer, may be changed prior to the issuance. Any change would be described in the applicable prospectus supplement.

New York Law to Govern

The indentures and the debt securities will be governed by the laws of the State of New York.

Information Concerning the Trustee

JPMorgan Chase Bank, which is the indenture trustee under all of the indentures, also serves as property trustee and guarantee trustee with respect to the preferred securities issued by each Everest Capital Trust. Everest Group and/or Everest Holdings and some of their affiliates maintain banking relationships with JPMorgan Chase Bank and its affiliates in the ordinary course of business.

DESCRIPTION OF THE WARRANTS

General

Everest Group may issue warrants to purchase its common shares, preferred shares, debt securities or any combination of these securities, and Everest Holdings may issue warrants to purchase its debt securities. These warrants may be issued independently or together with any underlying securities and may be attached or separate from the underlying securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between Everest Group or Everest Holdings and a warrant agent. The warrant agent will act solely as agent for the issuer in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The applicable prospectus supplement relating to the warrants will describe the specific terms of the warrants, including:

•	the title of the warrants;

•	the number of warrants;

•	the price at which the warrants will be issued;

•	the designation and terms of the underlying securities purchasable upon exercise of the warrants;

•	the price at which investors may purchase the underlying securities purchasable upon exercise of the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	any call or put provisions of the warrants;

•	any anti-dilution provisions of the warrants; and

•	any other material terms of the warrants.

Warrant certificates will be exchangeable for new warrant certificates of different denominations, and warrants will be exercisable at the warrant agent’s corporate trust office or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their warrants, holders of warrants exercisable for common shares or preferred shares will not have any rights of holders of the common shares or preferred shares purchasable upon such exercise and will not be entitled to dividend payments, if any, or voting rights of the common shares or preferred shares purchasable upon such exercise. Prior to the exercise of their warrants, holders of warrants exercisable for debt securities will not have any of the rights of holders of the debt securities purchasable upon such exercise and will not be entitled to payments of principal, premium, if any, or interest on or additional amounts with respect to the debt securities purchasable upon such exercise.

Exercise of Warrants

A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Warrants will be exercisable as set forth in the applicable prospectus supplement. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, the issuer will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Enforceability of Rights; Governing Law

The holders of the warrants, without the consent of the warrant agent, may, on their own behalf and for their own benefit, enforce, and may institute and maintain any suit, action or proceeding against the issuer to enforce their rights to exercise and receive the securities purchasable upon exercise of their warrants. Unless otherwise stated in the prospectus supplement, each issue of warrants and the applicable warrant agreement will be governed by the laws of the State of New York.

DESCRIPTION OF THE SHARE PURCHASE CONTRACTS AND SHARE PURCHASE UNITS

Everest Group may issue share purchase contracts that obligate holders to purchase from Everest Group, and obligate Everest Group to sell to the holders, a specified or varying number of common shares or preferred shares at a future date or dates. Alternatively, the share purchase contracts may obligate Everest Group to purchase from the holders, and obligate the holders to purchase from Everest Group, a specified or varying number of common shares or preferred shares at a future date or dates. The price per common share or preferred share, as the case may be, may be fixed at the time the share purchase contracts are entered into or may be determined by reference to a specific formula contained in the share purchase contracts. Any share purchase contract may include anti-dilution provisions to adjust the number of shares to be delivered pursuant to the share purchase contract upon the occurrence of specified events.

The share purchase contracts may be issued separately or as a part of units consisting of a share purchase contract and common shares, preferred shares, debt securities, trust preferred securities, other share purchase contracts or debt obligations of third parties, including U.S. Treasury securities, securing the holders’ obligations to purchase or sell the common shares or preferred shares, as the case may be, under the share purchase contracts.

Share purchase contracts may require Everest Group to make periodic payments to the holders of the units or vice versa, and these payments may be unsecured or prefunded and may be paid a current or deferred basis. The share purchase contracts may require holders to secure their obligations under the contracts in a specified manner.

The applicable prospectus supplement will describe the specific terms of any share purchase contracts or units.

DESCRIPTION OF THE TRUST PREFERRED SECURITIES

The preferred securities of the Everest Capital Trusts will be issued pursuant to amended and restated trust agreements between Everest Holdings and JPMorgan Chase Bank, as the property trustee, Chase Manhattan Bank USA, National Association, as the Delaware trustee, the three regular trustees and the holders from time to time of Everest Capital Trust preferred and common securities. The original trust agreements and the amended and restated trust agreements have been filed as exhibits to the registration statement of which this prospectus is a part. An amended and restated trust agreement will be executed each time that we issue any preferred securities and will be filed with the SEC on Form 8-K or by a post-effective amendment to the registration statement of which this prospectus is a part. The amended and restated trust agreements have been qualified under the Trust Indenture Act of 1939. The terms of the preferred securities of each Everest Capital Trust will include those stated in the amended and restated trust agreements and those made part of the amended and restated trust agreements by reference to the Trust Indenture Act.

General

Each trust agreement authorizes the regular trustees to issue on behalf of each Everest Capital Trust one series of preferred securities that have the terms described in a prospectus supplement. The proceeds from the sale of each Everest Capital Trust’s preferred and common securities will be used to purchase a series of Everest Holdings’ junior subordinated debt securities. The junior subordinated debt securities will be held in trust by the property trustee for the benefit of the holders of the preferred and common securities.

The terms of the preferred securities of each Everest Capital Trust will mirror the terms of the junior subordinated debt securities held by each Everest Capital Trust. The assets of each Everest Capital Trust available for distribution to the holders of its preferred securities generally will be limited to payments from Everest Holdings under the series of junior subordinated debt securities held by that Everest Capital Trust. If Everest Holdings fails to make a payment on the junior subordinated debt securities, that Everest Capital Trust will not have sufficient funds to make related payments, including distributions, on its preferred securities.

Under the preferred securities guarantees, Everest Holdings will agree to make payments of distributions and payments on redemption or liquidation with respect to preferred securities of each Everest Capital Trust, but only to the extent a trust has funds available to make those payments and has not made the payments. Everest Group may also guarantee Everest Holdings’ obligations under the preferred securities guarantees. See “Description of the Trust Preferred Securities Guarantees.” The preferred securities guarantees, when taken together with Everest Holdings’ obligations under the junior subordinated debt securities, the junior subordinated indenture, the trust agreements and the expense agreements described below, will provide a full and unconditional guarantee by Everest Holdings of amounts due on the preferred securities issued by the Everest Capital Trusts.

The prospectus supplement relating to the preferred securities of each Everest Capital Trust will describe the specific terms of the preferred securities, including:

•	the title of the preferred securities;

•	the dollar amount and number of preferred securities issued;

•	the annual distribution rate, or method of determining the rate, of distributions on the preferred securities, and the date or dates from which any distributions will accrue;

•	the payment date and the record date used to determine the holders who are to receive distributions;

•	the right, if any, to defer distributions on the preferred securities upon extension of the interest payment periods of the related junior subordinated debt securities;

•	the trust’s obligation, if any, to redeem or purchase the preferred securities and the terms and conditions on which the preferred securities may be redeemed or purchased pursuant to any obligation;

•	the terms and conditions, if any, on which the preferred securities may be redeemed at the trust’s option or at the option of the holders;

•	the terms and conditions, if any, upon which the related junior subordinated debt securities may be distributed to holders of the preferred securities;

•	the voting rights, if any, of the holders of the preferred securities;

•	whether the preferred securities are to be issued in the form of one or more global certificates and, if so, the depository for the global certificates; and

•	any other relevant rights, preferences, privileges, limitations or restrictions of the preferred securities.

The prospectus supplement will describe the relevant United States federal income tax considerations applicable to the purchase, holding and disposition of the series of preferred securities.

Liquidation Distribution Upon Dissolution

Unless otherwise specified in an applicable prospectus supplement, each trust agreement states that the applicable Everest Capital Trust will be dissolved:

•	on the expiration of the term of the trust;

•	upon the bankruptcy, dissolution or liquidation of Everest Holdings;

•	upon the direction of Everest Holdings to the property trustee to dissolve the trust, after satisfaction of liabilities of the trust as required by applicable law, and distribution of the related junior subordinated debt securities directly to the holders of the preferred and common securities of the trust;

•	upon the redemption of all of the common and preferred securities of the trust in connection with the redemption of all of the related junior subordinated debt securities; or

•	upon entry of a court order for the dissolution of the trust.

Unless otherwise specified in an applicable prospectus supplement, in the event of a dissolution as described above other than in connection with redemption, after an Everest Capital Trust satisfies all liabilities to its creditors as provided by applicable law, each holder of the preferred or common securities will be entitled to receive:

•	the related junior subordinated debt securities in an aggregate principal amount equal to the aggregate liquidation amount of the preferred or common securities held by the holder; or

•	if any distribution of the related junior subordinated debt securities is determined by the property trustee not to be practical, cash equal to the aggregate liquidation amount of the preferred or common securities held by the holder, plus accumulated and unpaid distributions to the date of payment.

If an Everest Capital Trust cannot pay the full amount due on its preferred and common securities because insufficient assets are available for payment, then the amounts payable by the trust on its preferred and common securities will be paid on a pro rata basis. However, if an event of default under the junior subordinated indenture has occurred and is continuing with respect to any series of related junior subordinated debt securities, the total amounts due on the preferred securities will be paid before any distribution on the common securities.

Events of Default

The following will be events of default under each trust agreement:

•	an event of default under the junior subordinated indenture occurs with respect to any series of related junior subordinated debt securities; or

•	any other event of default specified in the applicable prospectus supplement occurs.

For so long as any preferred securities of an Everest Capital Trust remain outstanding, if an event of default with respect to a series of related junior subordinated debt securities occurs and is continuing under the junior subordinated indenture, and the junior subordinated indenture trustee or the holders of not less than 33% in principal amount of the related junior subordinated debt securities outstanding fail to declare the principal amount of all of such junior subordinated debt securities to be immediately due and payable, the holders of at least 33% in aggregate liquidation amount of the outstanding preferred securities of the trust will have the right to declare the principal amount immediately due and payable by providing notice to Everest Holdings, the property trustee and the junior subordinated indenture trustee.

At any time after a declaration of acceleration has been made with respect to a series of related junior subordinated debt securities and before a judgment or decree for payment of the money due has been obtained, the holders of a majority in liquidation amount of the preferred securities of an Everest Capital Trust may rescind any declaration of acceleration with respect to the related junior subordinated debt securities and its consequences if:

•	the issuer of the related junior subordinated debt securities deposits with the trustee funds sufficient to pay all overdue principal of and premium and interest on the related junior subordinated debt securities and other amounts due to the junior subordinated indenture trustee and the property trustee and any accrued additional interest on the related junior subordinated debt securities; and

•	all existing events of default with respect to the related junior subordinated debt securities have been cured or waived except non-payment of principal on the related junior subordinated debt securities that has become due solely because of the acceleration.

The holders of a majority in liquidation amount of the preferred securities of an Everest Capital Trust may waive any past default under the junior subordinated indenture with respect to related junior subordinated debt securities, other than a default in the payment of the principal of, or any premium or interest on, any related junior subordinated debt securities or a default with respect to a covenant or provision that cannot be amended or modified without the consent of the holder of each outstanding related junior subordinated debt security affected. In addition, except as otherwise provided in each trust agreement, the holders of at least a majority in liquidation amount of the preferred securities of an Everest Capital Trust may waive a past default under the trust agreement.

The holders of a majority in liquidation amount of the preferred securities of an Everest Capital Trust shall have the right to direct the time, method and place of conducting any proceedings for any remedy available to the property trustee or to direct the exercise of any trust or power conferred on the property trustee under the trust agreement.

For so long as any preferred securities of an Everest Capital Trust remain outstanding and to the fullest extent permitted by law and subject to the terms of a trust agreement and indenture, a holder of preferred securities of an Everest Capital Trust may institute a legal proceeding directly against the issuer of the related junior subordinated debt securities, without first instituting a legal proceeding against the property trustee or any other person or entity, for enforcement of payment to the holder of principal and any premium or interest on the junior subordinated debt securities of the related series having a principal amount equal to the aggregate liquidation amount of the preferred securities of the holder if Everest Holdings fails to pay principal and any premium or interest on the related series of junior subordinated debt securities when payable.

Everest Holdings and the regular trustees of each Everest Capital Trust are required to furnish annually to the property trustee certificates to the effect that, to the best knowledge of the individuals providing the certificates, Everest Holdings and the trust are not in default under the trust agreement, or if there has been a default, specifying the default and its status.

Consolidation, Merger or Amalgamation of Each Everest Capital Trust

No Everest Capital Trust may consolidate or merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any entity, except as described below or as described in “Liquidation Distribution Upon Dissolution.” At the request of the holders of the common securities, an Everest Capital Trust may, without the consent of the holders of the outstanding preferred securities, consolidate or merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized under the laws of any State if:

•	the successor entity either:

•	expressly assumes all of the obligations of the trust relating to its preferred securities; or

•	substitutes for the trust’s preferred securities other securities having substantially the same terms as the preferred securities, so long as the substituted successor securities rank the same as the preferred securities for distributions and payments upon liquidation, redemption and otherwise;

•	Everest Holdings appoints a trustee of the successor entity to hold the junior subordinated debt securities who has substantially the same powers and duties as the property trustee of the trust;

•	the substitute preferred securities of the trust are listed or traded, or any substituted successor securities will be listed upon notice of issuance, on the same national securities exchange or other organization on which the preferred securities are then listed or traded;

•	the merger event does not cause the preferred securities or any substituted successor securities to be downgraded by any national rating agency;

•	the merger event does not adversely affect the rights, preferences and privileges of the holders of the preferred securities or any substituted successor securities in any material respect;

•	the successor entity has a purpose substantially identical to that of the trust; and

•	prior to the merger event, Everest Holdings has received an opinion of counsel from a nationally recognized law firm stating that:

•	the merger event does not adversely affect the rights, preferences and privileges of the holders of the trust’s preferred securities or any successor securities in any material respect;

•	following the merger event, neither the trust nor the successor entity will be required to register as an investment company under the Investment Company Act of 1940; and

•	Everest Holdings or its permitted transferee owns all of the common securities of the successor entity and guarantees the obligations of the successor entity under the substituted successor securities at least to the extent provided under the preferred securities guarantee.

In addition, unless all of the holders of the preferred securities of an Everest Capital Trust approve otherwise, the trust may not consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into or replace it if the transaction would cause the trust or the successor entity to be taxable as a corporation or classified other than as a grantor trust for United States federal income tax purposes or cause the junior subordinated debt securities to be treated as other than indebtedness of Everest Holdings for United States income tax purposes.

Voting Rights

Unless otherwise specified in the prospectus supplement, the holders of the preferred securities of each Everest Capital Trust will not have any voting rights except as discussed below and under “—Amendment of Trust Agreement” and “Description of the Trust Preferred Securities Guarantees—Amendments and Assignment,” and as otherwise required by law.

If any proposed amendment to a trust agreement provides for, or the regular trustees of the trust otherwise propose to effect:

•	any action that would adversely affect the powers, preferences or special rights of the preferred securities of the trust in any material respects, whether by way of amendment to the trust agreement or otherwise; or

•	the dissolution, winding-up or termination of the trust other than pursuant to the terms of the trust agreement,

then the holders of the preferred securities of the trust as a class will be entitled to vote on the amendment or proposal. In that case, the amendment or proposal will be effective only if approved by the holders of at least a majority in aggregate liquidation amount of the preferred securities of the trust.

So long as any junior subordinated debt securities are held by the property trustee on behalf of an Everest Capital Trust, without obtaining the prior approval of the holders of a majority in aggregate liquidation amount of the preferred securities, the trustees of the trust may not:

•	direct the time, method and place of conducting any proceeding for any remedy available to the junior subordinated indenture trustee for any related junior subordinated debt securities or direct the exercise of any trust or power conferred on the property trustee with respect to the junior subordinated debt securities;

•	waive any default that is waivable under the junior subordinated indenture with respect to any related junior subordinated debt securities;

•	cancel an acceleration of the principal of any related junior subordinated debt securities; or

•	consent to any amendment, modification or termination of the junior subordinated indenture or any related junior subordinated debt securities where consent is required.

However, if a consent under the junior subordinated indenture requires the consent of each affected holder of the related junior subordinated debt securities, then the property trustee must obtain the prior consent of each holder of the preferred securities. In addition, before taking any of the foregoing actions, the property trustee must obtain an opinion of counsel experienced in such matters to the effect that, as a result of such actions, the trust will not be taxable as a corporation or classified as other than a grantor trust for United States federal income tax purposes.

The property trustee will notify all preferred securities holders of an Everest Capital Trust of any notice of default received from the junior subordinated indenture trustee with respect to the junior subordinated debt securities held by the trust.

Any required approval of the holders of the preferred securities of an Everest Capital Trust may be given at a meeting of the holders of the preferred securities convened for the purpose or pursuant to written consent. The property trustee will cause a notice of any meeting at which holders of securities are entitled to vote to be given to each holder of record of the preferred securities of an Everest Capital Trust at the holder’s registered address, or to any other address which has been specified in writing, at least 15 days and not more than 90 days before the meeting.

No vote or consent of the holders of securities will be required for each Everest Capital Trust to redeem and cancel the securities in accordance with the trust agreement.

Notwithstanding that the holders of the preferred securities of each Everest Capital Trust are entitled to vote or consent under any of the circumstances described above, any of the preferred securities that are owned by Everest Holdings, the trustees of a trust or any affiliate of Everest Holdings or any trustees of an Everest Capital Trust shall, for purposes of any vote or consent, be treated as if they were not outstanding. Preferred securities held by Everest Holdings or any of its affiliates may be exchanged for related junior subordinated debt securities at the election of the holder.

Amendment of a Trust Agreement

Each trust agreement may be amended from time to time by Everest Holdings and the property trustee and the regular trustees of the trust without the consent of the holders of the preferred securities of the trust to:

•	cure any ambiguity, correct or supplement any provision which may be inconsistent with any other provision or make provisions not inconsistent with any other provisions with respect to matters or questions arising under a trust agreement, in each case to the extent that the amendment does not adversely affect the interests of any holder of the preferred securities in any material respect; or

•	modify, eliminate or add to any provisions to the extent necessary to ensure that an Everest Capital Trust will not be taxable as a corporation or classified as other than a grantor trust for United States federal income tax purposes at all times that any trust securities are outstanding, to ensure that the junior subordinated debt securities held by an Everest Capital Trust are treated as indebtedness for United States federal income tax purposes or to ensure that an Everest Capital Trust will not be required to register as an investment company under the Investment Company Act, in each case to the extent that the amendment does not adversely affect the interests of any holder of the preferred securities in any material respect.

Other amendments to the trust agreements may be made by Everest Holdings and the trustees upon approval of the holders of a majority in aggregate liquidation amount of the outstanding preferred securities and receipt by the trustees of an opinion of counsel to the effect that the amendment will not cause an the trust to be taxable as a corporation or classified as other than a grantor trust for United States federal income tax purposes, affect the treatment of the junior subordinated debt securities held by the trust as indebtedness for United States federal income tax purposes or affect the trust’s exemption from status as an “investment company” under the Investment Company Act.

Notwithstanding the foregoing, without the consent of the affected holder of the common or preferred securities of an Everest Capital Trust, a trust agreement may not be amended to:

•	change the amount or timing of any distribution on the common or preferred securities of the trust or otherwise adversely affect the amount of any distribution required to be made in respect of the securities as of a specified date; or

•	restrict the right of a holder of any securities to institute suit for the enforcement of any payment on or after the distribution date.

In addition, no amendment may be made to a trust agreement if the amendment would:

•	cause the trust to be taxable as a corporation or characterized as other than a grantor trust for United State’s federal income tax purposes;

•	cause the junior subordinated debt securities held by the trust to not be treated as indebtedness for United States federal income tax purposes;

•	cause the trust to be deemed to be an investment company required to be registered under the Investment Company Act; or

•	impose any additional obligation on Everest Holdings or any trustee of the trust without its consent.

Removal and Replacement of Trustees

The holder of an Everest Capital Trust’s common securities may remove or replace any of the regular trustees and, unless an event of default has occurred and is continuing under the junior subordinated indenture, the property and Delaware trustees of the trust. If an event of default has occurred and is continuing under the junior subordinated indenture, only the holders of the trust’s preferred securities may remove or replace the property and Delaware trustees. The resignation or removal of any trustee will be effective only upon the acceptance of appointment by the successor trustee in accordance with the provisions of a trust agreement.

Merger or Consolidation of Trustees

Any entity into which the property trustee or the Delaware trustee may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the trustee shall be a party, or any entity succeeding to all or substantially all of the corporate trust business of the trustee, shall be the successor of the trustee under the trust agreement; provided, however, that the entity shall be otherwise qualified and eligible.

Information Concerning the Property Trustee

For matters relating to compliance with the Trust Indenture Act, the property trustee will have all of the duties and responsibilities of an indenture trustee under the Trust Indenture Act. The property trustee, other than during the occurrence and continuance of an event of default under a trust agreement, undertakes to perform only the duties as are specifically set forth in a trust agreement and, after an event of default, must use the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the property trustee is under no obligation to exercise any of the powers given it by a trust agreement at the request of any holder of the preferred securities unless it is offered reasonable security or indemnity against the costs, expenses and liabilities that it might incur.

JPMorgan Chase Bank, which is the property trustee for each Everest Capital Trust, also serves as the guarantee trustee under the preferred securities guarantees described below. Everest Group, Everest Holdings and certain of our affiliates maintain banking relationships with JPMorgan Chase Bank.

Miscellaneous

The regular trustees of each Everest Capital Trust are authorized and directed to conduct the affairs of and to operate each trust in such a way that:

•	it will not be taxable as a corporation or classified as other than a grantor trust for United States federal income tax purposes;

•	the junior subordinated debt securities held by it will be treated as indebtedness of us or Everest Holdings, as the case may be, for United States federal income tax purposes; and

•	it will not be deemed to be an investment company required to be registered under the Investment Company Act.

The issuer of the related junior debt securities and the trustees of each Everest Capital Trust are authorized to take any action, so long as it is consistent with applicable law, the certificate of trust and the trust agreement, that the issuer of the related junior debt securities and the trustees of the trust determine to be necessary or desirable for the above purposes.

Registered holders of the preferred securities have no preemptive or similar rights.

No Everest Capital Trust may incur indebtedness or place a lien on any of its assets.

Governing Law

Each trust agreement and the preferred securities of each Everest Capital Trust will be governed by the laws of the State of Delaware.

DESCRIPTION OF THE TRUST PREFERRED SECURITIES GUARANTEES

Concurrently with the issuance by each Everest Capital Trust of its preferred securities, a preferred securities guarantee will be issued pursuant to a guarantee agreement between Everest Holdings, as guarantor, and JPMorgan Chase Bank, as the guarantee trustee. Everest Group may also guarantee Everest Holdings’ obligations under the preferred securities guarantees. The guarantee agreements have been filed as an exhibit to the registration statement of which this prospectus is a part. The guarantee agreements have been qualified under the Trust Indenture Act of 1939. The terms of the preferred securities guarantees will include those stated in the guarantee agreements and those made part of the guarantee agreements by reference to the Trust Indenture Act.

The guarantee agreements will be held by the guarantee trustee for the benefit of the holders of preferred securities of the trusts.

General

The guarantor will irrevocably agree to pay in full, to the holders of the preferred securities of each Everest Capital Trust, the guarantee payments described below, except to the extent previously paid. The guarantor will pay the guarantee payments when and as due, regardless of any defense, right of set-off or counterclaim that an Everest Capital Trust may have or assert. The following payments, to the extent not paid by the trust, will be covered by each preferred securities guarantee:

•	any accumulated and unpaid distributions required to be paid on the preferred securities of the trust, to the extent the trust has funds available to make the payment;

•	the redemption price, to the extent that the trust has funds available to make the payment; and

•	upon a voluntary or involuntary dissolution, termination, winding-up or liquidation of the trust, other than in connection with a distribution of related junior subordinated debt securities to holders of the preferred securities, the lesser of:

•	the aggregate of the liquidation amounts specified in the prospectus supplement for each preferred security plus all accumulated and unpaid distributions on the preferred security to the date of payment, to the extent the trust has funds available to make the payment; and

•	the amount of assets of the trust remaining available for distribution to holders of its preferred securities upon liquidation of such trust.

The guarantor’s obligation to make a guarantee payment may be satisfied by directly paying the required amounts to the holders of the preferred securities or by causing the applicable Everest Capital Trust to pay the amounts to the holders.

Each preferred securities guarantee will be subject to the subordination provisions described below and will not apply to the payment of distributions and other payments on the preferred securities when an Everest Capital Trust does not have sufficient funds legally and immediately available to make the distributions or other payments.

Status of the Preferred Securities Guarantees

The preferred securities guarantees will constitute unsecured obligations of Everest Holdings, as guarantor, and may constitute unsecured obligations of Everest Group, as additional guarantor, and will rank:

•	subordinate and junior in right of payment to all of the guarantor’s other liabilities except those that rank equally or are subordinate by their terms; and

•	equal with any other preferred securities guarantee now or hereafter issued by the guarantor of the related junior subordinated debt securities on behalf of the holders of the preferred securities issued by any other trust.

If Everest Group guarantees the trust preferred securities, Everest Group will make all payments of principal of and premium, if any, interest and any additional amounts on, or in respect of, the trust preferred securities without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Bermuda or any other jurisdiction in which any of its successors under the applicable guarantee may be organized. See also “Description of the Debt Securities—Payment of Additional Amounts” above.

Each preferred securities guarantee will constitute a guarantee of payment and not of collection. This means that the holder of the guaranteed security may sue the guarantor to enforce its rights under the preferred securities guarantee without first suing any other person or entity.

Amendments and Assignment

No consent of the holders of the preferred securities of an Everest Capital Trust will be required with respect to any changes to the related preferred securities guarantee that do not adversely affect the rights of the holders of the preferred securities in any material respect. Other amendments to each preferred securities guarantee may be made only with the prior approval of the holders of at least a majority in aggregate liquidation amount of the related preferred securities. All guarantees and agreements contained in the preferred securities guarantees will be binding on the guarantor’s successors, assigns, receivers, trustees and representatives and are for the benefit of the holders of the preferred securities.

Events of Default

An event of default under each preferred securities guarantee occurs if the guarantor fails to make any of its required payments or fails to perform any of its other obligations, and this failure continues for 30 days, under the preferred securities guarantee.

The holders of at least a majority in aggregate liquidation amount of the preferred securities of an Everest Capital Trust will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee relating to the related preferred securities guarantee or to direct the exercise of any trust or power given to the guarantee trustee under the preferred securities guarantee.

The holders of a majority in liquidation amount of preferred securities may waive any past event of default and its consequences under the related preferred securities guarantee.

Information Concerning Guarantee Trustee

The guarantee trustee under each preferred securities guarantee, other than during the occurrence and continuance of an event of default under the preferred securities guarantee, will perform only the duties that are specifically described in the preferred securities guarantee. After any event of default, the guarantee trustee will exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the guarantee trustee is under no obligation to exercise any of its powers as described in a preferred securities guarantee at the request of any holder of preferred securities of an Everest Capital Trust unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

JPMorgan Chase Bank, which is the guarantee trustee, also serves as the indenture trustee and the property trustee for the Everest Capital Trusts. Everest Group, Everest Holdings and certain of our affiliates maintain banking relationships with JPMorgan Chase Bank.

Termination of the Preferred Securities Guarantees

Each preferred securities guarantee will terminate once the related preferred securities are paid in full or redeemed in full or upon distribution of the related junior subordinated debt securities to the holders of the preferred securities in accordance with the trust agreements. Each preferred securities guarantee will continue to be effective or will be reinstated if at any time any holder of the related preferred securities must restore payment of any sums paid under the preferred securities or the preferred securities guarantee.

Governing Law

Each preferred securities guarantee will be governed by the laws of the State of New York.

Description of the Expense Agreements

Everest Holdings, as guarantor of each Everest Capital Trust’s preferred securities, and Everest Group, if it is also a guarantor of the preferred securities, will execute an expense agreement at the same time that an Everest Capital Trust issues any preferred securities. Under each expense agreement, the guarantor will irrevocably and unconditionally guarantee to each creditor of an Everest Capital Trust the full amount of the trust’s costs, expenses and liabilities, other than the amounts owed to holders of its preferred and common securities pursuant to the terms of those securities. Third parties will be entitled to enforce the expense agreements. A form of the expense agreements has been filed as an exhibit to the registration statement of which this prospectus is a part.

The guarantor’s obligations under the expense agreements will be subordinated in right of payment to the same extent as the preferred securities guarantees. The expense agreements will contain provisions regarding amendment, termination, assignment, succession and governing law similar to those contained in the preferred securities guarantees.

RELATIONSHIP OF THE TRUST PREFERRED SECURITIES, THE

PREFERRED SECURITIES GUARANTEES AND THE DEBT

SECURITIES HELD BY THE EVEREST CAPITAL TRUSTS

Payments of distributions and redemption and liquidation payments due on the preferred securities of each Everest Capital Trust, to the extent the trust has funds available for the payments, will be guaranteed by the guarantor to the extent described under “Description of the Trust Preferred Securities Guarantees”. No single document executed by the guarantor in connection with the issuance of the preferred securities will provide for a full, irrevocable and unconditional guarantee of the preferred securities. It is only the combined operation of the guarantor’s obligations under the preferred securities guarantees, the trust agreements, the junior subordinated indenture, the related junior subordinated debt securities and the expense agreements that has the effect of providing a full, irrevocable and unconditional guarantee of the trust’s obligations under the preferred securities.

As long as the issuer of the junior subordinated debt securities makes payments of interest and other payments when due on the junior subordinated debt securities held by an Everest Capital Trust, the payments will be sufficient to cover the payment of distributions and redemption and liquidation payments due on the preferred securities, primarily because:

•	the aggregate principal amount of the junior subordinated debt securities will be equal to the sum of the aggregate liquidation amounts of the preferred and common securities;

•	the interest rate and interest and other payment dates on the junior subordinated debt securities will match the distribution rate and distribution and other payment dates for the preferred securities;

•	the guarantor has agreed to pay for any and all costs, expenses and liabilities of the trust, except the trust’s obligations under its preferred securities; and

•	each trust agreement provides that the trust will not engage in any activity that is inconsistent with its limited purposes.

If and to the extent that Everest Holdings does not make payments on the junior subordinated debt securities held by an Everest Capital Trust, the trust will not have funds available to make payments of distributions or other amounts due on the preferred securities. In those circumstances, a holder of the preferred securities of the trust will not be able to rely upon the related preferred securities guarantee for payment of these amounts. Instead, the holder may directly sue the guarantor to collect its pro rata share of payments owed. If a holder sues the guarantor to collect payment, then the guarantor will assume the holder’s rights as a holder of preferred securities under the trust agreement to the extent the guarantor makes a payment to the holder in any legal action.

PLAN OF DISTRIBUTION

We may sell our securities in any one or more of the following ways from time to time:

•	to or through underwriters;

•	to or through dealers;

•	through agents; or

•	directly to purchasers, including our affiliates.

In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

The prospectus supplement with respect to any offering of our securities will set forth the terms of the offering, including:

•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by them;

•	the purchase price of the securities and the proceeds to us from such sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation; and

•	any delayed delivery arrangements.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

If securities are sold by means of an underwritten offering, we will execute an underwriting agreement with an underwriter or underwriters. The securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. Unless otherwise indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to conditions precedent and that the underwriters with respect to a sale of securities will be obligated to purchase all of those securities if they purchase any of those securities.

We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price with additional underwriting discounts or commissions. If we grant any over-allotment option, the terms of the over-allotment option will be set forth in the prospectus supplement relating to those securities.

If a dealer is utilized in the sales of securities in respect of which this prospectus is delivered, we will sell those securities to the dealer as principal. The dealer may then resell those securities to the public at varying prices to be determined by the dealer at the time of resale. Any reselling dealer may be deemed to be an underwriter, as the term is defined in the Securities Act of 1933, of the securities so offered and sold.

Offers to purchase securities may be solicited by agents designated by us from time to time. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a reasonable best efforts basis for the period of its appointment. Any agent may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933, of the securities so offered and sold.

Offers to purchase securities may be solicited directly by us and the sale of those securities may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any resale of those securities. The terms of any sales of this type will be described in the related prospectus supplement.

Underwriters, dealers, agents and other third parties may be entitled under relevant agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments which the agents, underwriters, dealers or third parties may be required to make.

If so indicated in the prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by institutions to purchase securities from us pursuant to contracts providing for payments and delivery on a future date. Institutions with which contracts of this type may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases those institutions must be approved by us. The obligations of any purchaser under any contract of this type will be subject to the condition that the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of those contracts.

Disclosure in the prospectus supplement of our use of delayed delivery contracts will include the commission that underwriters and agents soliciting purchases of the securities under delayed contracts will be entitled to receive in addition to the date when we will demand payment and delivery of the securities under the delayed delivery contracts. These delayed delivery contracts will be subject only to the conditions that we describe in the prospectus supplement.

In connection with the offering of securities, persons participating in the offering, such as any underwriters, may purchase and sell securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. Stabilizing transactions consist of bids or purchases for the purpose of preventing or retarding a decline in the market price of the securities, and syndicate short positions involve the sale by underwriters of a greater number of securities than they are required to purchase from Everest Group, Everest Holdings or an Everest Capital Trust, as the case may be, in the offering. Underwriters also may impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers in respect of the securities sold in the offering for their account may be reclaimed by the syndicate if the securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might prevail in the open market, and these activities, if commenced, may be discontinued at any time. These transactions may be effected on the New York Stock Exchange, in the over-the-counter market or otherwise.

Our common shares are listed on the New York Stock Exchange under the trading symbol “RE.”

Underwriters, dealers, agents and other third parties may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

EXPERTS

The financial statements and the related financial statement schedules incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2002 for each of Everest Group and Everest Holdings have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of the firm as experts in accounting and auditing.

LEGAL MATTERS

Conyers Dill & Pearman, Hamilton, Bermuda will pass on the validity of securities issued by Everest Group. Mayer, Brown, Rowe & Maw, Chicago, Illinois will pass upon the validity of the securities issued by Everest Holdings. Richards, Layton & Finger, P.A., Wilmington, Delaware will pass upon the validity of the preferred securities issued by each Everest Capital Trust. Additional legal matters may be passed upon for any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.

ENFORCEMENT OF CIVIL LIABILITIES

Everest Group is organized under the laws of Bermuda. In addition, some of our directors and officers, as well as some of the experts named in this prospectus, reside outside of the United States. A substantial portion of our and their assets are located outside of the United States. It may be difficult for you to effect service of process within the United States on Everest Group and its directors, officers and experts who reside outside the United States or to enforce in the United States judgments of U.S. courts obtained in actions against Everest Group or its directors and officers, as well as the experts named in this prospectus, who reside outside the United States.

We have been advised by our Bermuda counsel, Conyers Dill & Pearman, that a judgment for the payment of money rendered by a court in the United States based on civil liability would not be automatically enforceable in Bermuda. We also have been advised by Conyers Dill & Pearman that a Bermuda court would be likely to enforce a final and conclusive judgment obtained in a court in the United States under which a sum of money is payable, other than a sum of money payable in respect of multiple damages, taxes or other charges of a similar nature or in respect of a fine or other penalty, provided that:

•	the U.S. court had proper jurisdiction over the parties subject to such judgment;

•	the U.S. court did not contravene the rules of natural justice of Bermuda;

•	the judgment of the U.S. court was not obtained by fraud;

•	the enforcement of the judgment would not be contrary to the public policy of Bermuda;

•	no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of Bermuda; and

•	there is due compliance with the correct procedures under the laws of Bermuda.

We also have been advised by Conyers Dill & Pearman that a Bermuda court may impose civil liability on Everest Group or its directors or officers in a suit brought in the Supreme Court of Bermuda against Everest Group or its directors or officers based on a violation of U.S. federal securities laws, provided that the facts surrounding the violation would constitute or give rise to a cause of action under Bermuda law. Some remedies available under the laws of U.S. jurisdictions, including some remedies available under the U.S. federal securities laws, may not be allowed in Bermuda courts as contrary to Bermuda public policy.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

This prospectus is part of a registration statement that we filed with the SEC. The registration statement, including the attached exhibits, contains additional relevant information about Everest Group, Everest Holdings and each Everest Capital Trust. The rules and regulations of the SEC allow us to omit some of the information included in the registration statement from this prospectus.

Everest Group and Everest Holdings file reports, proxy statements and other information with the SEC under the Exchange Act. You can read and copy any of this information in the SEC’s Public Reference Room, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the SEC’s Public Reference Room in Washington, D.C. by calling the SEC at 1-800-SEC-0330.

The SEC also maintains an Internet web site that contains reports, proxy statements and other information about issuers, like Everest Group and Everest Holdings, that file electronically with the SEC. The address of that site is http://www.sec.gov. The SEC file number for documents filed by Everest Group under the Exchange Act is 1-15731 and the SEC file number for documents filed by Everest Holdings under the Exchange Act is 1-13816.

Everest Group’s common shares are listed on the New York Stock Exchange and its trading symbol is “RE.” You can inspect reports, proxy statements and other information concerning Everest Group at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005. For further information on obtaining copies of Everest Group’s public filings at the NYSE, you should call (212) 656-5060.

Incorporation by Reference

The rules of the SEC allow us to incorporate by reference information into this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the documents listed below:

(a)	Everest Group’s Annual Report on Form 10-K for the year ended December 31, 2002;

(b)	Everest Holdings’ Annual Report on Form 10-K for the year ended December 31, 2002;

(c)	Everest Group’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2003;

(d)	Everest Holdings’ Quarterly Report on Form 10-Q for the quarter ended March 31, 2003;

(e)	Everest Group’s Current Report on Form 8-K dated February 20, 2003;

(f)	Everest Group’s Current Report on Form 8-K dated April 21, 2003;

(g)	Everest Group’s Current Report on Form 8-K dated April 23, 2003;

(h)	Everest Group’s Current Report on Form 8-K dated April 28, 2003; and

(i)	the description of the common shares included in the Registration Statement on Form 8-A, dated March 8, 2000, filed under Section 12 of the Exchange Act.

All documents filed by Everest Group and by Everest Holdings pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus shall be deemed to be incorporated by reference and to be a part of this prospectus from the respective dates of filing of those documents.

Upon request, we will provide without charge to each person to whom a copy of this prospectus has been delivered a copy of any and all of these filings. You may request a copy of these filings by writing or telephoning us at:

Everest Global Services, Inc.

477 Martinsville Road

P.O. Box 830

Liberty Corner, New Jersey 07938-0830

Attention: Joseph A. Gervasi

(908) 604-3000

Except as expressly provided in an underwriting agreement, no securities may be offered or sold in Bermuda, although offers may be made from outside Bermuda, and offers may only be accepted from persons resident in Bermuda, for Bermuda exchange control purposes, where such offers have been delivered outside of Bermuda. Persons resident in Bermuda, for Bermuda exchange control purposes, may require the prior approval of the Bermuda Monetary Authority in order to acquire any offered securities.

A copy of this prospectus has been delivered to the Registrar of Companies in Bermuda for filing pursuant to the Companies Act 1981 of Bermuda. However, neither the Bermuda Monetary Authority nor the Registrar of Companies in Bermuda accepts any responsibility for the correctness of any of the statements made or opinions expressed in this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

The estimated expenses and fees in connection with the sale and distribution of the registered securities, all of which are borne by us, are as follows:

Securities and Exchange Commission registration fee	$78,878
Printing expenses	200,000
Legal fees and expenses	250,000
Accounting fees and expenses	105,000
Miscellaneous	66,122

Total	$700,000

Item 15.    Indemnification of Officers and Directors.

Everest Group

Everest Group is a Bermuda company. Section 98 of the Companies Act 1981 of Bermuda (the “Act”) provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of rule of law or otherwise would be imposed on them, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. Section 98 further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or they are acquitted or in which they are acquitted or granted relief by the Supreme Court of Bermuda in certain proceedings arising under Section 281 of the Act.

Section 30 of Everest Group’s bye-laws provides that: (a) the directors, officers and employees of Everest Group shall be indemnified out of the funds of Everest Group from and against (and the agents of Everest Group may be indemnified from and against) all actions, costs, charges, losses, damages and expenses which they shall incur by reason of any act done in connection with their duty as a director, officer, employee or agent of Everest Group; and (b) expenses will be paid in advance of the final disposition of any action upon receipt of an undertaking to repay such amounts if it is ultimately determined that they are not entitled to indemnification.

Section 31 of Everest Group’s bye-laws provides that each shareholder agrees to waive any claim or right of action such shareholder might have against any director or officer on account of any action taken by such director or officer, or the failure of such director or officer to take any action in the performance of his or her duties with or for Everest Group, provided that such waiver does not extend to any matter in respect of any fraud or dishonesty that may attach to such director or officer.

Everest Holdings

Under Delaware law, a corporation may indemnify a director or officer who becomes a party to an action, suit or proceeding because of his position as a director or officer if (1) the director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and (2) if the action or proceeding involves a criminal offense, the director or officer had no reasonable cause to believe his conduct was unlawful. Article VII of the certificate of incorporation of Everest Holdings provides that Everest Holdings shall, to the fullest extent permitted by Delaware General Corporation Law: (x) indemnify its officers, directors, employees and agents and (y) advance expenses incurred by its officers, directors, employees or agents in relation to any action, suit or proceeding. Article VII of the certificate of incorporation of Everest Holdings further provides that Everest Holdings may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of Everest Holdings, or who is or was serving at the request of Everest

Holdings as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him arising in such capacity, whether or not Everest holdings would be able to indemnify him against such liability under the provisions of the Delaware General Corporation Law. In addition, Article VII of the certificate of incorporation of Everest Holdings provides that its directors shall not be personally liable to Everest Holdings or its stockholders for monetary damages for breach of fiduciary duty, except for liability (a) for any breach of the director’s duty of loyalty; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) under Section 174 of the Delaware General Corporation Law (relating to dividends and repurchases of stock); and (d) for any transaction from which the director derived an improper personal benefit.

In addition to reiterating the indemnification provisions of the certificate of incorporation of Everest Holdings, Article IX, Section 2 of the bye-laws of Everest Holdings provides that the indemnification of any director, officer, employee or agent includes reimbursement of expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the defense or settlement of an action, suit or proceeding. Article IX, Section 2 also provides that advancements of expenses shall be paid to the director, officer, employee or agent at reasonable intervals in advance of the final disposition of any action, suit or proceeding, upon receipt of an undertaking to repay any amounts advanced by Everest Holdings if it shall ultimately be determined that the person who was advanced any amounts is not entitled to indemnification. If an indemnification claim is not paid in a timely manner to the director, officer, employee or agent, the person has the right to bring suit against Everest Holdings to recover the unpaid amount of the claim.

Everest Group and Everest Holdings also maintain insurance on their directors and officers, which covers liabilities under the federal securities laws, excluding losses arising from any claim relating to any deliberately dishonest or fraudulent act or omission, any criminal or malicious act or omission, any willful violation of law or any accounting for profits for the purchase or sale of securities within the meaning of Section 16(b) of the Exchange Act.

Item 16. Exhibits.

Reference is made to the Exhibit Index included herewith which is incorporated herein by reference.

Item 17. Undertakings.

Each undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that (a) and (b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered in the post-effective amendment, and the offering of those securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of each of Everest Group’s and Everest Holdings’ annual reports pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered in this registration statement, and the offering of those securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) To file an application for the purpose of determining the eligibility of the trustees to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Securities Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions described under Item 15 above, or otherwise, the registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by any such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Everest Re Group, Ltd. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Liberty Corner, State of New Jersey, on the 27th day of June, 2003.

EVEREST RE GROUP, LTD.

By:	/s/ STEPHEN L. LIMAURO
Stephen L. Limauro Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Joseph V. Taranto, Stephen L. Limauro and Joseph A. Gervasi such person’s true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all other documents in connection therewith (including registration statements filed pursuant to Rule 462(b) of the Securities Act of 1933), and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the Registrant and in the capacities indicated on the 27th day of June, 2003.

Signature	Title
/s/ JOSEPH V. TARANTO Joseph V. Taranto	Chairman and Chief Executive Officer and Director (Principal Executive Officer and Authorized U.S. Representative)

/s/ STEPHEN L. LIMAURO	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
Stephen L. Limauro

/s/ KEITH T. SHOEMAKER	Comptroller (Principal Accounting Officer)
Keith T. Shoemaker

/s/ MARTIN ABRAHAMS	Director
Martin Abrahams

/s/ KENNETH J. DUFFY	Director
Kenneth J. Duffy

/s/ JOHN R. DUNNE	Director
John R. Dunne

/s/ THOMAS J. GALLAGHER	President and Chief Operating Officer and Director
Thomas J. Gallagher

/s/ WILLIAM F. GALTNEY, JR.	Director
William F. Galtney, Jr.

/s/ JOHN A. WEBER	Director
John A. Weber

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Everest Reinsurance Holdings, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Liberty Corner, State of New Jersey, on the 27th day of June, 2003.

EVEREST REINSURANCE HOLDINGS, INC.

By:	/s/ STEPHEN L. LIMAURO
Stephen L. Limauro Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Joseph V. Taranto, Stephen L. Limauro and Joseph A. Gervasi such person’s true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all other documents in connection therewith (including registration statements filed pursuant to Rule 462(b) of the Securities Act of 1933), and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the Registrant and in the capacities indicated on the 27th day of June, 2003.

Signature	Title
/s/ JOSEPH V. TARANTO Joseph V. Taranto	Chairman and Chief Executive Officer and Director (Principal Executive Officer and Authorized U.S. Representative)

/s/ STEPHEN L. LIMAURO	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)
Stephen L. Limauro

/s/ KEITH T. SHOEMAKER	Comptroller (Principal Accounting Officer)
Keith T. Shoemaker

/s/ THOMAS J. GALLAGHER	President and Chief Operating Officer and Director
Thomas J. Gallagher

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Everest Re Capital Trust II certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Liberty Corner, State of New Jersey, on the 27th day of June, 2003.

EVEREST RE CAPITAL TRUST II

By:	Everest Reinsurance Holdings, Inc., as Depositor

By:	/s/ STEPHEN L. LIMAURO
Stephen L. Limauro Executive Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Everest Re Capital Trust III certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Liberty Corner, State of New Jersey, on the 27th day of June, 2003.

EVEREST RE CAPITAL TRUST III

By:	Everest Reinsurance Holdings, Inc., as Depositor

By:	/s/ STEPHEN L. LIMAURO
Stephen L. Limauro Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

*1.1	Underwriting Agreement relating to common shares, preferred shares, debt securities and warrants issued by Everest Group.

*1.2	Underwriting Agreement relating to debt securities and warrants issued by Everest Holdings.

*1.3	Underwriting Agreement relating to preferred securities issued by Everest Capital Trust.

*1.4	Underwriting Agreement relating to share purchase contracts.

*1.5	Underwriting Agreement relating to share purchase units.

2.1

Agreement and Plan of Merger among, dated as of September 17, 1999, Everest Reinsurance Holdings, Inc., Everest Re Group, Ltd. and Everest Re Merger Corporation (incorporated herein by reference to Exhibit 2.1 to the Registration Statement on Form S-4 (No. 333-87361)).

3.1	Certificate of Trust of Everest Re Capital Trust II.

3.2	Certificate of Trust of Everest Re Capital Trust III.

4.1	Specimen Everest Re Group, Ltd. common share certificate (incorporated herein by reference to Exhibit 4.1 to the Registration Statement on Form S-4 (No. 333-87361)).

4.2	Senior Indenture between Everest Group and JPMorgan Chase Bank, as trustee (including form of senior note).

4.3

Senior Indenture, dated as of March 14, 2000, between Everest Holdings and The Chase Manhattan Bank (now known as JPMorgan Chase Bank), as trustee (including form of senior note) (incorporated herein by reference to Exhibit 4.1 to the Form 8-K filed by Everest Holdings on March 15, 2000).

4.4	Junior Subordinated Indenture between Everest Group and JPMorgan Chase Bank, as trustee (including form of junior subordinated note).

4.5	Junior Subordinated Indenture, dated as of November 14, 2002, between Everest Holdings and JPMorgan Chase Bank, as trustee (including form of junior subordinated note).

*4.6	Warrant Agreement between Everest Group and the Warrant Agent.

*4.7	Warrant Agreement between Everest Holdings and the Warrant Agent.

*4.8	Share Purchase Contract.

4.9	Trust Agreement for Everest Re Capital Trust II.

4.10	Trust Agreement for Everest Re Capital Trust III.

4.11	Amended and Restated Trust Agreement of Everest Re Capital Trust II and Everest Re Capital Trust III.

4.12	Preferred Securities Guarantee Agreement of Everest Re Capital Trust II and Everest Re Capital Trust III.

4.13	Expense Agreement of Everest Re Capital Trust II and Everest Re Capital Trust III.

5.1	Opinion of Mayer, Brown, Rowe & Maw, counsel for Everest Holdings, as to the validity of the debt securities, warrants and preferred securities guarantees of Everest Holdings.

5.2

Opinion of Conyers Dill & Pearman, special Bermuda counsel for Everest Group, as to the validity of the common shares, preferred shares, debt securities, warrants, share purchase contracts, share purchase units, debt securities guarantees and preferred securities guarantees of Everest Group.

5.3

Opinion of Richards, Layton & Finger, P.A., special Delaware counsel for Everest Holdings, Everest Re Capital Trust II and Everest Re Capital Trust III as to the validity of the preferred securities of Everest Re Capital Trust II and Everest Re Capital Trust III.

E-1

12.1	Statement regarding the computation of ratio of earnings to fixed charges for Everest Re Group.

12.2	Statement regarding the computation of ratio of earnings to fixed charges for Everest Holdings.

23.1	Consent of PricewaterhouseCoopers LLP for Everest Group.

23.2	Consent of PricewaterhouseCoopers LLP for Everest Holdings.

23.3	Consent of Mayer, Brown, Rowe & Maw (included in Exhibit 5.1).

23.4	Consent of Conyers Dill & Pearman (included in Exhibit 5.2).

23.5	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.3).

24.1	Powers of Attorney (included on the signature pages).

25.1

Statement of Eligibility of JPMorgan Chase Bank on Form T-1, as trustee for Everest Group Debt Securities, as preferred securities guarantee trustee under the Preferred Securities Guarantee Agreements of Everest Group for the benefit of the holders of Preferred Securities of Everest Re Capital Trust II and Everest Re Capital Trust III and as trustee with respect to the guarantees of Everest Group of the debt securities of Everest Holdings.

25.2

Statement of Eligibility of JPMorgan Chase Bank on Form T-1, as trustee for Everest Holdings Debt Securities and as preferred securities guarantee trustee under the Preferred Securities Guarantee Agreements of Everest Holdings for the benefit of the holders of Preferred Securities of Everest Re Capital Trust II and Everest Re Capital Trust III.

25.3	Statement of Eligibility of JPMorgan Chase Bank on Form T-1, as property trustee for the Amended and Restated Trust Agreement of Everest Re Capital Trust II.

25.4	Statement of Eligibility of JPMorgan Chase Bank on Form T-1, as property trustee for the Amended and Restated Trust Agreement of Everest Re Capital Trust III.

*	To be filed, if necessary, subsequent to the effectiveness of this registration statement by a post-effective amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with an offering of securities.

E-2